i CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [*****] INDICATES THAT INFORMATION HAS BEEN REDACTED. May 1st, 2025 SOUTHERN ENERGY S.A. L. N. Alem 1180, piso 9° Ciudad Autónoma de Buenos Aires República Argentina Ref.: Seventh Addendum to Offer BBCA 1/2024 Dear Sirs, Golar Hilli Corporation (“Owner”) hereby irrevocably offers (the “Offer”) to Southern Energy S.A. (“Charterer”, and together with Owner, the “Parties”) to enter into a seventh addendum to the Offer BBCA 1/2024 on the terms set out in Annex I attached hereto (the “Seventh Addendum” to Offer BBCA 1/2024). This Offer shall be valid for a period of 15 (fifteen) days and will be considered accepted if Charterer delivers to us, and we receive within said period of days, a letter of acceptance. If on or prior to the expiration of the 15 (fifteen) day period Owner receives said letter of acceptance, the Seventh Addendum to Offer BBCA 1/2024 shall become effective upon the terms and conditions set forth therein, such Seventh Addendum being valid, binding, effective and enforceable with respect to Owner and Charterer from the date of acceptance of the Offer (the “Seventh Addendum Execution Date”). If Charterer does not accept the Offer as provided herein, the Offer shall automatically expire and shall be deemed revoked by Owner without the need of any notice or action by Owner. Clauses 23 (Governing Law and Jurisdiction), 24 (Dispute Resolution) and 25 (Arbitration) of the Offer BBCA 1/2024 shall apply to this Offer and the Seventh Addendum to Offer BBCA 1/2024, mutatis mutandis, as if written out in full in this Offer and the Seventh Addendum to Offer BBCA 1/2024. Sincerely, Golar Hilli Corporation Signature: /s/ Mi Hong Yoon Printed Name: Mi Hong Yoon Title: Director

ANNEX I TO THE OFFER BBCA 1/2025 Recitals: A. Whereas, on July 4, 2024, Owner and Charterer (the “Parties”) entered into a FLNG bareboat charter agreement on the terms and conditions set out in Annex I to Offer BBCA 1/2024 (the "Bareboat Charter"). B. Whereas, on September 6, 2024, Owner and Charterer entered into an addendum to the Bareboat Charter on the terms and conditions set out in Annex I to the First Addendum to Offer BBCA 1/2024 (the "First Addendum"). C. Whereas, on October 30, 2024, Charterer issued a Reservation Notice reserving the Hilli Episeyo as the FLNG Vessel under the Bareboat Charter. D. Whereas, on December 31, 2024, Owner and Charterer entered into an addendum to the Bareboat Charter on the terms and conditions set out in Annex I to the Second Addendum to Offer BBCA 1/202 (the "Second Addendum"). E. Whereas, on January 15, 2025, Owner and Charterer entered into an addendum to the Bareboat Charter on the terms and conditions set out in Annex I to the Third Addendum to Offer BBCA 1/2024 (the "Third Addendum"). F. Whereas, on January 15 14, 2025, Owner and Charterer entered into an addendum to the Bareboat Charter on the terms and conditions set out in Annex I to the Fourth Addendum to Offer BBCA 1/2024 (the "Fourth Addendum"). G. Whereas, on February 14, 2025, Owner and Charterer entered into an addendum to the Bareboat Charter on the terms and conditions set out in Annex I to the Fifth Addendum to Offer BBCA 1/2024 (the "Fifth Addendum"). H. Whereas, on May 1, 2025, Owner and Charterer entered into an addendum to the Bareboat Charter on the terms and conditions set out in Annex I to the Sixth Addendum to Offer BBCA 1/2024 (the "Sixth Addendum" and together with the First Addendum, the Second Addendum, the Third Addendum, the Fourth Addendum and the Fifth Addendum, the "Amendments"). I. Whereas, on May 1, 2025, Charterer and Golar MKII Corporation, an Affiliate of Owner, entered into a bareboat charter in relation to another floating liquefaction unit on the terms and conditions set out in Annex I to Offer BBCA 1/2025 (the “MKII BBCA”). J. Whereas, the Parties wish to further amend certain terms of the Bareboat Charter, as amended and supplemented by the Amendments (the “Amended Bareboat Charter”) and enter into this seventh addendum to the Amended Bareboat Charter (this “Seventh Addendum”). Now, therefore, for and in consideration of the foregoing the Parties agree as follows: : Amendments to Clause 1 – Definitions. The Parties agree to amend certain definitions in Clause 1 of the Amended Bareboat Charter as follows:

2 • part (a) (ii) and (iii) of the definition of “Acceptable Credit Rating and Financial Standing” as applied in respect of a Guarantor of Charterer is deemed to be replaced in its entirety with the following: “(ii) such Person has a Credit Rating that is equal to or better than any one of the following: [*****]; or (iii) such Person has a minimum Tangible Net Worth of [*****];”; • part (b) (ii) and (iii) of the definition of “Acceptable Credit Rating and Financial Standing” as applied in respect of a Guarantor of Charterer is deemed to be replaced in its entirety with the following: “(ii) such Person has a Credit Rating that is equal to or better than any one of the following: [*****] ; or (iii) (A) in respect of Guarantors guaranteeing no less than fifty-five percent (55%) of the issued capital stock of Charterer, each such Person has a minimum Tangible Net Worth of an amount equal to or greater than [*****]; provided, however, that [*****] shall be deemed to meet the foregoing Tangible Net Worth requirements at all times; and (B) in respect of Guarantors guaranteeing no more than [*****] of the issued capital stock of Charterer, each such Person has a minimum Tangible Net Worth of an amount equal to or greater than [*****]; provided, however, that [*****] and Golar LNG Limited shall be deemed to meet the foregoing Tangible Net Worth requirements at all times;”; • part (c) (ii) and (iii) of the definition of “Acceptable Credit Rating and Financial Standing” as applied in respect of Owner is deemed to be replaced in its entirety and the proviso hereunder is inserted after the end of part (c)(iii): “(ii) such Person has a Credit Rating that is equal to or better than any one of the following: [*****] ; or (iii) such Person has a Tangible Net Worth of at least [*****], provided, however, that (a) Golar LNG Limited shall be deemed to meet the foregoing Tangible Net Worth requirements at all times, and (b) for so long as Owner or its Guarantor (as relevant) remains a Person for which all, or substantially all, of its assets comprise this Charter, the FLNG Vessel, the Hilli Bareboat Charter Agreement and the FLNG Vessel chartered thereunder, or any of the foregoing, then Owner or its Guarantor (as relevant) may not meet the Acceptable Credit Rating and Financial Standing requirements through meeting sub- part (c)(i), (c)(ii) or (c)(iii) of the foregoing definition;”; • the definition of “Approved Mortgage” is deleted and restated in its entirety as follows: “Approved Mortgage” means any pledge, charge, mortgage, lien, claim or encumbrance or lease structure on the FLNG Vessel, her earnings and/or insurances that is or was entered into in favor of any Approved Mortgagee for itself and/or for the benefit of one or more other financiers to Owner and/or such other agreements and instruments as Owner shall determine are necessary or desirable to create in favor of any Approved Mortgagee any security interest in the FLNG Vessel, its earnings and insurance, Owner’s rights under this Charter; provided that any such Approved Mortgagee and Charterer have executed a direct agreement in accordance with Clause 22.1;”;

3 • the definition of “Approved Mortgagee’s Direct Agreement” is deleted; • the proviso stated at the end of the definition of “Bankruptcy Event” is replaced in its entirety as follows: “provided that in the case of (d), (e) and (f) above, any such process is not dismissed, discharged, stayed or restrained, in each case, within sixty (60) Days thereafter”; • the definition of “CPIy” is deleted and restated in its entirety as follows: “CPIy” means the arithmetic average of the CPI for the twelve (12) Months immediately preceding the beginning of the relevant Contract Year;”; • the definition of “CPI0” is deleted and restated in its entirety as follows: “CPI0” means the arithmetic average of the CPI for the twelve (12) Months immediately preceding the start of the calendar year five (5);”; • the new defined term, “CPI Adjustment”, is deemed to be added as follows: “CPI Adjustment” means the following, for: (a) Contract Years one (1) through five (5), inclusive, the CPI Adjustment shall be equal to [*****]; and (b) the sixth (6th) Contract Year and each subsequent Contract Year, the CPI Adjustment shall be calculated using the following formula: CPI Adjustment = [*****]x (CPIy/CPI0);”; • the new defined term “Departure Notice”, is deemed to be added as follows: ““Departure Notice” has the meaning given in Clause 5.3.5;”; • the definition of “Dispute” is deleted and restated in its entirety as follows: ““Dispute” means any dispute, claim, complaint, counterclaim, demand, cause of action or any other controversy arising out of or relating in any way to this Charter, its subject matter, existence, negotiation, performance, breach, termination, validity or enforcement thereof (including any non- contractual dispute or claim in respect of any of the foregoing);”; • the definition of “Expert” is deleted and restated in its entirety as follows: ““Expert” means an independent person with appropriate qualifications and experience appointed in accordance with Clause 24.2.1;”; • the definition of “Guarantee” is deleted and restated in its entirety as follows: ““Guarantee” means an irrevocable payment guarantee, in the form attached hereto as Exhibit D (other than any technical or conforming changes), issued in favor of Owner or Charterer, as applicable;”;

4 • the new defined term “ICC Court” is deemed to be added as follows: ““ICC Court” means the International Court of Arbitration of the ICC;”; • the new defined term “ICC Rules” is deemed to be added as follows: ““ICC Rules” means the Rules of Arbitration of the International Chamber of Commerce;”; • the defined terms, “LCIA” and “LCIA Rules”, are deleted; • the new defined term, “LNG Reference Price”, is deemed to be added as follows: ““LNG Reference Price” means eight Dollars per MMBtu (US$8.00/MMBtu) multiplied by the CPI Adjustment;”; • the new defined term, “Loss”, is deemed to be added as follows: ““Loss” means any and all losses, liabilities, damages, costs, judgements, settlements and expenses (whether or not resulting from claims by third parties), including interest and penalties with respect thereto and reasonable attorneys’ fees and expenses;”; • the new defined term, “Month M” is deemed to be added as follows: ““Month M” has the meaning given to it in Exhibit B;”; • the defined term “Month M-1” is deleted; • the new defined term, “MKII Bareboat Charter Agreement” is deemed to be added as follows: ““MKII Bareboat Charter Agreement” has the meaning given in the Recitals of this Charter;”; • the new defined term, “MKII CSD” is deemed to be added as follows: ““MKII CSD” means the commercial start date of the FLNG Vessel MKII as defined in the MKII Bareboat Charter Agreement;”; • the definition of “Party” and “Parties” is deleted and restated in its entirety as follows ““Party” and “Parties” means Owner and Charterer, and their respective successors and permitted assigns (following the relevant transfer, novation, or assignment);”; • part (c) of “Permitted Liens” is deemed to be replaced in its entirety with the following: “(c) any ship repairer’s or outfitter’s possessory lien on the FLNG Vessel for an amount not exceeding [*****]; and”; • the new defined term, “Project”, is deemed to be added as follows: ““Project” has the meaning given in the Recitals of this Charter;”; • the new defined term, “Project Agreements”, is deemed to be added as follows:

5 ““Project Agreements” has the meaning given in the SHA;”; • the definition of “Public Official” is deleted and restated in its entirety as follows: ““Public Official” means any officer, employee, director, principal, consultant, agent, Representative or official, whether appointed or elected, of any government or any department, agency or part thereof, or of any state owned agency or of a public international organization, or any person acting in an official capacity for or on behalf of any such government or department, agency or part thereof, of, for or on behalf of any public international organization or any political party or political party official or candidate for office;”; • part (b) of “Restricted Party” is deemed to be replaced in its entirety with the following: “(b) that is domiciled, registered as located or having its main place of business in, or is incorporated under the laws of, a country or territory which is subject to country-wide or territory- wide Sanctions Laws;”; • the definition of “Sanctions Authority” is deleted and restated in its entirety as follows: ““Sanctions Authority” means the Norwegian State, the Republic of Argentina, the United Nations, the United Kingdom, the European Union, the member states of the European Union, the United States of America and any authority acting on behalf of any of the foregoing entities;”; • the definition of “Sanctions Laws” is deleted and restated in its entirety as follows: ““Sanctions Laws” means the economic or financial sanctions laws, regulations, trade embargoes, prohibitions, restrictive measures, decisions, executive orders or notices from regulators that limit or prohibit commercial transactions with Persons, which are implemented, adapted, imposed, administered, enacted and/or enforced by any Sanctions Authority, such as the laws or regulations implemented by the Office of Foreign Assets Controls of the United States Department of the Treasury and the United States Department of State;”; • the new defined term, “SHA”, is deemed to be added as follows: ““SHA” means that certain irrevocable offer letter dated May 1, 2025 issued by Golar FLNG Sub- Holding Company Limited to each of Pan American Energy, S.L., Pampa Energía S.A., Wintershall DEA Argentina S.A., YPF S.A. and Charterer, and the acceptance thereof by such Persons, to enter into a second amended and restated shareholders’ agreement in respect of that certain “Amended Shareholders Agreement” among such Persons;”; • the definition of “Specified Change in Law” is deleted and restated in its entirety as follows: ““Specified Change in Law” means any of the following Argentinian Change in Law: (a) a modification of an Authorization or the imposition of any restriction or condition for the export of LNG that restricts the quantity of LNG that Charterer is permitted to export on an annual basis to a quantity that is less than the [*****] of the original Authorization for such export; (b) the imposition of a new, or increase in an existing, export duty or other Tax on the export of LNG that results in an increase in export Taxes (including other Taxes on the export of LNG) to be paid by Charterer applicable to the Project or Charterer that were not existing or applicable as of the Effective Date; (c) restrictions on the ability of Charterer or its Affiliates to maintain currency abroad resulting from LNG export proceeds and to access foreign exchange markets in Argentina;

6 or (d) the imposition of any policy by a Governmental Authority that requires Charterer to acquire Dollars in Argentina in a foreign exchange market in Argentina different from the foreign exchange market where the proceeds derived from the exports of LNG produced in the FLNG Vessel are settled; and in each case (a) to (d) above it is reasonably anticipated by Charterer to result in an adverse economic impact to Charterer, either individually or as an aggregate, of at least [*****] per Contract Year;”; • the definition of “Technical Dispute” is deleted and restated in its entirety as follows: ““Technical Dispute” means any Dispute for which both Parties agree to submit such Dispute to an Expert, pursuant to Clause;”; and • the new defined term “YPF” is deemed to be added as follows: ““YPF” means YPF S.A., a company established and duly incorporated under the laws of Argentina, with its registered office located at Macacha Güemes 515, Buenos Aires, Argentina; and”. : Amendment to Clause 2.2.2 – Testing and Manual The Parties agree to amend and restate Clause 2.2.2(i) of the Amended Bareboat Charter in its entirety to read as follows: “Attached hereto as Exhibit C are the principles for a protocol for the conduct of the Performance Tests (the “Performance Test Protocol”). Within three (3) Months following the Execution Date, Owner shall provide Charterer with a draft of the Performance Test Protocol. Charterer shall provide comments to such proposed Performance Test Protocol, if any, no later than two (2) Months after receipt of the draft Performance Test Protocol from Owner. Owner shall use reasonable endeavors to incorporate such comments and deliver to Charterer a final Performance Test Protocol no later than [*****]; provided that any disagreement relating to any element of such Performance Test Protocol may be subject to Expert resolution as a Technical Dispute if the Parties agree in accordance with Clause 24.” : Amendment to Clause 2.7.6 – Importation of the FLNG Vessel/Customs/Foreign Trade. The Parties agree to amend Clause 2.7.6 of the Amended Bareboat Charter by inserting the following sentence at the end of such clause: “Charterer is in the process of requesting to Argentinian Governmental Authorities, the creation of a sub Tax-free zone nearby San Antonio Este, Province of Rio Negro, that would result in the entry of the FLNG Vessel through a special procedure not involving an importation thereof since said Tax-free zone will not be considered part of Argentina’s custom territory (territorio aduanero).” : Amendment to Clause 2.9.5 – Condition Precedent. The Parties agree to amend and restate Clause 2.9.5 of the Amended Bareboat Charter in its entirety to read as follows: If any Condition Precedent has not been satisfied or waived by the applicable CP Deadline, then following any extension due to a discussion period requested pursuant to Clause 2.9.4, at any time thereafter for up to [*****] Days either Party may terminate this Charter with immediate effect by giving the other Party Notice of termination of this Charter provided that any Condition Precedent remains neither satisfied nor waived on the date such termination Notice is delivered to the other Party. Charterer shall pay Owner

7 [*****] in liquidated damages within fifteen (15) Business Days after receiving an invoice for such amount from Owner; provided that if the Day for such payment is not a Banking Day, such payment shall be due and payable on the next Banking Day. Other than Charterer’s payment of the foregoing sum, any such termination shall be without further liability to either Party, save in respect of liability already accrued in respect of any breach of those provisions which have been effective as from the Execution Date as listed in Clause 2.9.1. : Amendment to Clause 3.3 – FLNG Vessel Specifications; Terminal Specifications; Compatibility. The Parties agree to amend Clauses 3.3.2 and 3.3.3 of the Amended Bareboat Charter and to insert a new Clause 3.3.4 by inserting the following: “3.3.2 Owner and Charterer shall each bear their own respective costs associated with any modifications required to the FLNG Vessel and Terminal to ensure compatibility between the Mooring System Infrastructure and the FLNG Vessel. 3.3.3 Subject to Clause 3.3.4, neither Party shall have the right to modify their respective specifications in a manner that would render it incompatible with the other Party’s specifications, unless such modification is required by a Change in Law, in which case Clause 3.4 shall apply. 3.3.4 Without prejudice and subject to Clause 3.3.2, if Charterer makes any modification to the Terminal that renders the Terminal (including the Mooring System Infrastructure) incompatible with the FLNG Vessel Specifications, Charterer shall compensate Owner for the reasonable cost of modifying the FLNG Vessel Specifications to be compatible with the modified Terminal through an adjustment to Hire amortizing the cost of such modification over the remainder of the term of the Charter assuming a [*****] internal rate of return. Owner shall use reasonable endeavors to effect such modifications to the FLNG Vessel, and Hire shall remain due and owing while the Terminal and/or FLNG Vessel undergoes any such modifications.”. : Amendment to Clause 3.4.3 and insertion of a new Clause 3.4.5. The Parties agree (a) to delete the following phrase “, which shall represent the sole and exclusive remedy of Owner in case of termination of this Charter pursuant to this Clause 3.4.3. Following such termination, the Parties shall cooperate in good faith on the pursuit of any claims against relevant Governmental Authorities as a result of such Specified Change in Law” from the second sentence of Clause 3.4.3 of the Amended Bareboat Charter, and (b) to replace the phrase [*****] in Clause 3.4.3 with the phrase “[*****]. The Parties agree to insert Clause 3.4.5 to read as follows: “Following a termination in accordance with Clauses 3.4.3 and 3.4.4, each Party specifically reserve for itself the right to protest to the appropriate Governmental Authority the amount or validity of any Incremental Costs. To the extent either Party has any rights or protection under an agreement with any appropriate Governmental Authority that might reasonably be expected to limit or eliminate the obligation to incur such Incremental Costs, the Parties shall cooperate in good faith, and each Party shall take reasonable steps that are commercially practicable to enforce its rights and protections, but shall not be required to commence, or engage in, any litigation or Dispute resolution procedures with any Governmental Authority in that regard.”.

8 : Amendment to Clause 3.4.4 – Change in Law. The Parties agree to replace the phrase [*****] in Clause 3.4.4 with the phrase [*****] and to replace the phrase [*****] in Clause 3.4.4 with the phrase [*****]. : Amendment to Clause 4.2.8 – Termination for Owner Default. The Parties agree to amend and restate Clause 4.2.8 of the Amended Bareboat Charter in its entirety to read as follows: “4.2.8 Owner fails to obtain or maintain in full force and effect any credit support required pursuant to Clause 17.1, and Charterer has provided Notice thereof to Owner, unless within thirty (30) Days of receiving such Notice, Owner obtains credit support that meets the requirements of Clause 17.1;”. : Amendment to Clause 4.2.10 and “LDOD” – Termination for Owner Default. The Parties agree to replace the phrase [*****] in Clause 4.2.10 of the Amended Bareboat Charter with the phrase [*****]. The Parties agree to replace the phrase [*****] in Clause 4.2.10 of the Amended Bareboat Charter with the phrase [*****]. : Amendment to Clause 4.3.1 – Termination for Charterer Default. The Parties agree to replace the phrase [*****] in Clause 4.3.1 of the Amended Bareboat Charter with [*****]. : Amendment to Clause 4.3.4 – Termination for Charterer Default. The Parties agree to amend and restate Clause 4.3.4 of the Amended Bareboat Charter in its entirety to read as follows: “4.3.4 Charterer fails to obtain or maintain in full force and effect any credit support required pursuant to Clause 17.1, and Owner has provided Notice thereof to Charterer, unless within thirty (30) Days of receiving such Notice, Charterer obtains credit support that meets the requirements of Clause 17.1;”. : Amendment to Last Sentence of Clause 4.3 – Termination for Charterer Default. The Parties agree to amend the last sentence of Clause 4.3 of the Amended Bareboat Charter by (a) replacing the phrase [*****] with the phrase [*****], the phrase [*****] with the phrase [*****], and the phrase [*****] with the phrase [*****] and (b) deleting the phrase “, which shall represent the sole and exclusive remedy of Owner in case of termination of this Charter pursuant to this Clause 4.3”. : Amendment to Clause 4.6 – Termination for Convenience. The Parties agree to delete the phrase at the end of Clause 4.6 “which shall represent the sole and exclusive remedy of Owner in case of termination of this Charter pursuant to this Clause 4.6.”.

9 : Amendment to Clause 5.2 – Delivery and Delivery Date. The Parties agree to amend and restate Clause 5.2 of the Amended Bareboat Charter in its entirety to read as follows: “5.2 Delivery and Delivery Date 5.2.1 Owner shall deliver the FLNG Vessel to Charterer safely afloat at the Delivery Location as set forth in this Charter. Owner shall not deliver the FLNG Vessel to any other Person, enter into any other charter commitment for the FLNG Vessel, or make use of the FLNG Vessel for commercial liquefaction operations for its own benefit or the benefit of any Affiliate of Owner. 5.2.2 The date on which the FLNG Vessel arrives at the Delivery Location shall be the “Delivery Date”, which shall be as scheduled pursuant to Clause 5.3. 5.2.3 Owner shall ensure that the FLNG Vessel’s tanks are in a condition to be agreed by the Parties at the Delivery Location on the Delivery Date.”. : Amendment to Clause 5.3.5 – Availability Notice. The Parties agree to replace in its entirety Clause 5.3.5 with the following: “5.3.5 As soon as practicable after the FLNG Vessel’s departure from (i) the shipyard, and (ii) if applicable, its final port of call en route to the Loading Port for delivery under this Charter, Owner shall notify, or cause the Master to notify, Charterer of such departure for informational purposes only (each a “Departure Notice”).”. : Amendment to Clause 5.4.4 – Delivery and Delivery Date. The Parties agree that the reference to “FLNG Vessel Specifications” in Clause 5.4.4 shall be deemed to refer instead to “Feed Gas Specifications”. : Amendment to Clause 5.5.3 – Performance Test and Certificate of Acceptance. The Parties agree to replace (a) the phrase [*****] in the paragraph immediately following part (ii) of Clause 5.5.3 of the Amended Bareboat Charter with the phrase [*****] and (b) the phrase [*****] in the paragraph immediately following part (ii) of Clause 5.5.3 of the Amended Bareboat Charter with the phrase [*****]. : Amendment to Clause 5.6.4 – Rejection of FLNG Vessel. The Parties agree to delete the last sentence of Clause 5.6.4 of the Amended Bareboat Charter. : Amendment to Clause 6.1.1 – Monthly Hire Fee. The Parties agree to amend and restate Clause 6.1.1 of the Amended Bareboat Charter in its entirety to read as follows: “6.1.1 Charterer shall pay to Owner a Monthly Hire Fee (the “Monthly Hire Fee”), exclusive of Taxes for each Month of the Charter Term, commencing with the Month during which the

10 Commercial Start Date occurs. The Monthly Hire Fee, expressed in Dollars, shall be calculated as follows: Monthly Hire Fee = X + Z Where: “X” = US$ [*****] multiplied by CPI Adjustment until the earlier of (i) MKII CSD, and (ii) fifteen Months following the Commercial Start Date, and US$[****] multiplied by CPI Adjustment thereafter, in each case, minus Monthly Annual Adjustment (if applicable), and minus Monthly Adjustment Initial Contract Year (if applicable) where the Monthly Annual Adjustment is calculated in accordance with Exhibit A and Monthly Adjustment Initial Contract Year is calculated in accordance with Clause 6.1.1.1; and “Z” = Variable Component.” : Amendment to first sentence of Clause 6.2.1 – Incremental Costs. The Parties agree to amend the first sentence of Clause 6.2.1 of the Amended Bareboat Charter by replacing the phrase “[*****] with the phrase “[*****]. : Amendment to Clause 7.4.4 Payment Due Dates The Parties agree to amend and restate Clause 7.4.4 in its entirety to read as follows: “7.4.4 If the full amount of any invoice is not paid when due, the unpaid amount thereof shall bear interest at the Base Rate, compounded in accordance with Clause 27.17, from and including the Day following the due date up to and including the date when payment is made.”. : Amendment to first sentence of Clause 10.1.4 – Capacity Unavailability Events. The Parties agree to amend and restate Clause 10.1.4 of the Amended Bareboat Charter in its entirety to read as follows: “10.1.4 If a Capacity Unavailability Quantity arises during any Contract Semester during the Charter Term, such that such CUQ for the Contract Semester is higher than the Allowed Unavailability for that Contract Semester, then immediately following the end of such Contract Semester Charterer shall accrue, as a commercial discount for Capacity Unavailability, a credit, in Dollars, in respect of such CUQ (“CUQ Credit”) equal to: : Amendment to Clauses 11.1.2 and 11.1.3 – Events of Force Majeure. The Parties agree to amend and restate Clauses 11.1.2 of the Amended Bareboat Charter in its entirety to read as follows: “11.1.2 Without prejudice to the generality of the provisions set forth under Clause 11.1.1, Force Majeure shall include circumstances of the following kind; provided that such circumstances satisfy the definition of Force Majeure set forth in Clause 11.1.1: (i) acts of God, earthquakes, tsunami, tsunami warnings, lightning, floods, other natural physical disaster, hurricanes or cyclones; (ii) explosions and fires;

11 (iii) chemical or radioactive contamination or ionizing radiation; (iv) strikes, lockouts, or other industrial disturbances (other than those local to and solely affecting the affected Party or any of its subcontractors); (v) wars, riots, hostilities, sabotage, blockades, revolutions, insurrections, civil commotions, rebellion, acts of terrorism, epidemics, pandemic or plague; (vi) any act of expropriation, confiscation, nationalization, requisitioning, or other taking; (vii) the implementation of any trade sanctions after the Execution Date imposed by the government of Argentina on either Party, or imposed against Argentina, other than, in each case, any such sanctions caused by the affected Party; and (viii) any events or circumstances affecting a Party’s contractor that is beyond the reasonable control of such contractor and the affected Party that prevents or hinders performance by the affected Party of its obligations under this Charter.” The Parties agree to amend and restate Clauses 11.1.3 of the Amended Bareboat Charter in its entirety to read as follows: “11.1.3 Notwithstanding that an event of Force Majeure may exist, the provisions of this Clause 11 shall not excuse: (i) failure or inability of either Party to make any payment of money in accordance with their obligations under this Charter, except as caused by an event that prevents the transfer of funds as a result of an event that would otherwise qualify as Force Majeure under this Charter or an event of the kind described in Clause 11.1.2(vii); (ii) late delivery of equipment or materials unless such event itself was caused by Force Majeure; (iii) a Party’s inability to finance its obligations under this Charter or the unavailability of funds to pay amounts when due in the currency of payment; (iv) Charterer’s inability to source or supply Feed Gas to the FLNG Vessel unless such event itself was caused by Force Majeure; (v) unavailability of LNG Ships for Charterer to receive LNG unless such event itself was caused by Force Majeure; (vi) changes in either Party’s market factors, default of payment obligations or other commercial, financial or economic conditions; (vii) an Arrest of the FLNG Vessel resulting from an act or omission of Owner; or (viii) the breakdown or failure of the FLNG Vessel caused by normal wear and tear or by a failure to properly maintain such FLNG Vessel or stock of spares.”

12 : Amendment to Clause 15.1.2 – Indemnifications The Parties agree to amend and restate Clause 15.1.2 of the Amended Bareboat Charter by replacing both mentions of “PORT FACILITIES” with the phrase “LOADING PORT”. : Amendment to Clause 15.2.2 – Indemnifications The Parties agree to amend and restate Clause 15.2.2 of the Amended Bareboat Charter by replacing the phrase “THE TERMINAL OR THE PORT FACILITIES” with the phrase “THE LOADING PORT”. : Amendment to Clauses 15.5.5 and 15.5.7 – Limitation of Liability of Owner and Charterer The Parties agree to amend and restate Clause 15.5.5 the Amended Bareboat Charter by replacing the phrase “Notwithstanding anything to” with the phrase “Subject to Clause 15.5.7 but notwithstanding anything else to”; and The Parties agree to insert Clause 15.5.7 to read as follows: “WITHOUT PREJUDICE TO CLAUSE 15.5.4 BUT NOTWITHSTANDING ANYTHING ELSE IN THIS CHARTER, ANY OTHER AGREEMENT OR APPLICABLE LAW, OTHER THAN IN RESPECT OF FRAUD, THE MAXIMUM AGGREGATE LIABILITY OF CHARTERER TO OWNER ARISING OUT OF, RELATING TO, OR CONNECTED WITH THIS CHARTER HOWSOEVER ARISING, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR RESTITUTION, OR FOR BREACH OF STATUTORY DUTY OR MISREPRESENTATION, OR OTHERWISE, INCLUDING IN RESPECT OF: (I) NON-PAYMENT OF HIRE, ANY DISPUTED HIRE PAYMENTS (WHETHER PAID OR NOT BY THE CHARTERER), AND ANY HIRE PAYMENTS MADE BY OR COLLECTED FROM ANY GUARANTOR OF CHARTERER PURSUANT TO A CALL ON ANY GUARANTEE PROVIDED BY OR ON BEHALF OF CHARTERER; (II) ANY LOSS OR DAMAGE ARISING FROM BREACH OF CHARTERER INDEMNITIES PROVIDED PURSUANT TO CLAUSES 15.1.2, 15.2.2, AND 19; (III) WRECK REMOVAL; AND (IV) AMOUNTS WHICH ARE EXPRESSED AS LIQUIDATED DAMAGES OR AS PAYMENT UPON TERMINATION IN THIS CHARTER, SHALL NOT EXCEED THE SUM OF [*****], PROVIDED THAT, FOR THE AVOIDANCE OF DOUBT, PAYMENT BY CHARTERER DIRECTLY OF UNDISPUTED MONTHLY INVOICES FOR HIRE UNDER THIS CHARTER SHALL NOT BE DEEMED TO BE COUNTED TOWARDS OR REDUCE SUCH LIABILITY CAP.” : Amendment to Clause 15.8 – Exclusive Remedies The Parties agree to amend and restate Clause 15.8 of the Amended Bareboat Charter in its entirety to read as follows: “15.8 Exclusive Remedies Notwithstanding anything to the contrary in this Charter, a Party’s sole liability, and the other Party’s exclusive remedy, arising under or in connection with Clauses 2.4.3, 2.9.5, 3.3.6, 3.4.3, 3.4.4, 4.3, 4.4, 4.7, 4.8, 5.6.3, 5.6.6, 5.7, 5.9.3, 10.1.4, 10.1.5, 10.4.1, 10.4.2, 10.5.4, 10.5.5, 11.4, 15.4, and 26.2.2 shall be as set forth in such provisions (without prejudice to any resulting termination right expressly referenced within, or in respect of, any of the foregoing provisions), respectively; provided, however, that any termination remedy and corresponding payment shall not affect the payment of any other amounts accrued in respect of other obligations prior to the date of such termination.”.

13 : Insertion of Clause 15.9 and Clause 15.10 – Express Remedies and Remedies in Contract The Parties agree to insert Clause 15.9 to read as follows: “15.9 Express Remedies The Parties agree that Clause 15.6 shall not impair a Party’s obligation to pay the amounts specified in, or the validity of the limitations imposed by Clauses 2.4.3, 2.9.5, 3.3.6, 3.4.3, 3.4.4, 4.3, 4.4, 4.7, 4.8, 5.4.6, 5.6.3, 5.6.6, 5.7, 5.9.3, 10.1.4, 10.1.5, 10.4.1, 10.4.2, 10.5.4, 10.5.5, 11.4, 15.4, and 26.2.2. Neither Party shall have a right to make a claim for actual damages (whether direct or indirect) or other non-specified damages under any circumstances for which an express remedy or measure of damages is provided in this Charter.” The Parties agree to insert Clause 15.10 to read as follows: “15.10 Remedies in Contract Except with respect to claims for injunctive relief under Clause 21.4, a Party’s sole remedy against the other Party for non-performance or breach of this Charter or for any other claim of whatsoever nature arising out of or in relation to this Charter shall be in contract and no Party shall be liable to another Party (or its Affiliates and contractors and their respective members, directors, officers, employees and agents) in respect of any Loss suffered or claims which arise out of, under or in any claim in equity, any alleged breach of statutory duty or tortious act or omission (including negligence) or otherwise.”. : Amendment to Clause 17.1.3 – Credit Support. The Parties agree to amend and restate Clause 17.1.3 of the Amended Bareboat Charter in its entirety to read as follows: “17.1.3 The Parties agree, in regards to any Guarantee to be provided under Clause 17.1.1, as of the Effective Date: (i) Golar LNG Limited shall provide the initial Guarantee on behalf of Owner pursuant to Clause 17.1.1 and shall, subject to a permitted assignment, transfer, or novation by Owner in accordance with Clause 18.2, remain Owner’s Guarantor until the Day that is 5 years from the Effective Date; (ii) each of [*****]Golar LNG Limited, [*****] shall provide an initial Guarantee on behalf of the Charterer pursuant to Clause 17.1.1 and shall, subject to a permitted assignment, transfer, or novation of an interest in Charterer by such Guarantor (or its Affiliate) of its interest in Charterer pursuant to the SHA and provision of a replacement Guarantee by an Acceptable Guarantor pursuant to Clause 17.1.1, remain Charterer’s Guarantor until the Day that is [*****] from the Effective Date; provided, however, that in respect of each of the above named entities, if such entity is no longer the entity that holds all or substantially all of the assets of the entities owned by the ultimate parent company and its direct and indirect subsidiaries, then the Guarantor shall replace its Guarantor with such asset-holding entity, subject to the consent of the other Party, not to be unreasonably withheld, or with an entity that meets the Acceptable Credit Rating and Financial Standing requirements.”.

14 : Amendment to Clause 21.2 – Permitted Disclosure The Parties agree to amend and restate Clause 21.2.1 of the Amended Bareboat Charter in its entirety to read as follows: “ 21.2 Permitted Disclosure 21.2.1 Notwithstanding Clause 21.1, each Party may disclose Confidential Information without the other Party’s consent to: (i) the Party’s Affiliates and shareholders, and its and their directors, officers and employees who have a specific need to know such Confidential Information in order to perform the obligations set forth under this Charter or to carry out management oversight and corporate governance obligations in relation to a Party and shall inform such individuals of the confidential nature of the Confidential Information, in each case provided that the Party’s Affiliates and shareholders and its and their directors, officers or employees are bound by an undertaking to maintain the confidentiality of such Confidential Information and on the basis that the disclosing Party shall be liable if such persons fail to so comply; (ii) advisors and consultants, including counsel, accountants and other agents of the Party or its Affiliates or shareholders who have a specific need to know such Confidential Information in order to assist such Person to perform the obligations set forth under this Charter or to advise management in relation to oversight and corporate governance obligations in relation to a Party, or otherwise to advise on the rights and obligations of a Party under this Charter and shall inform such individuals of the confidential nature of the Confidential Information; (iii) third parties on an aggregated basis to the extent such information is delivered to such third party for the sole purpose of calculating a published index; (iv) arbitrators, Experts and any court in connection with the resolution of a Dispute; (v) any bona fide intended assignees of a Party’s interests under this Charter; provided, however, that: such intended assignee has entered into a confidentiality agreement with the intended assignor incorporating terms to restrict disclosure of the Confidential Information on an “as needed” basis and solely for the purpose of the proposed assignment; a copy of that confidentiality agreement has been provided to the non-assigning Party; and such confidentiality agreement expressly states that the nonassigning Party is an intended third party beneficiary of such agreement with respect to disclosure of Confidential Information,

15 capable of independently enforcing the provisions therein protecting disclosure of such Confidential Information; (vi) accountants and/or auditors who have a need to know such Confidential Information in order to confirm, authenticate, verify or corroborate a statement or calculation (or to perform a similar task) for or on behalf of a third party; (vii) prospective Gas suppliers for the Terminal, prospective purchasers of LNG from Charterer and potential equity and debt investors in the Project; and (viii) to any Person reasonably needing to see the same in connection with any bona fide financing or offering or sale of securities by Charterer, Owner, any Affiliate or shareholder of any of Charterer or Owner, or any Affiliate of any of the shareholders of any of Charterer or Owner, or otherwise to comply with the disclosure or other requirements of financial institutions or other participants (including rating agencies) in the financing, offering or sale. The Party disclosing Confidential Information shall ensure that any Person listed in Clauses 21.2.1(ii) to 21.2.1(iv), 21.2.1(vi), 21.2.1(vii) and 21.2.1(viii) above to which it makes the disclosure provides an undertaking of confidentiality (excluding legal counsel under a professional confidentiality obligation). 21.2.2 Notwithstanding Clause 21.1 and without prejudice to Clause 21.2.1, the receiving Party may disclose Confidential Information without the disclosing Party’s prior consent to the extent that such Confidential Information is: (i) at the time of disclosure under this Charter, in the public domain or becomes public knowledge through no fault of the receiving Party; (ii) already known to the receiving Party at the time of disclosure by the disclosing Party or is lawfully obtained by the receiving Party after such disclosure other than by any other Person breaching its obligations of confidentiality to the disclosing Party; (iii) developed by the receiving Party independently of the Confidential Information received from the disclosing Party; or (iv) required to be disclosed: by any order of any court of competent jurisdiction or any competent judicial, governmental, regulatory or supervisory body; by the rules of any listing authority, stock exchange or any regulatory or supervisory body with which the receiving Party is bound to comply; or by the laws and regulations of any Governmental Authority with jurisdiction over the affairs of the receiving Party.

16 Notwithstanding the foregoing, in the case of Clause 21.2.2(iv), the receiving Party shall, to the extent permitted by Applicable Law, promptly notify the other Party of such requirement as soon as it becomes aware of it, and, in such a case, the Parties shall cooperate in good faith to determine if a protective order or other appropriate remedy may be sought. : Amendment to Article 22 – Lender’s Rights. The Parties agree to amend and restate Article 22 of the Amended Bareboat Charter in its entirety to read as follows: “22 Lender’s Rights 22.1 Financing Requirements The Parties each recognize that the other Party (each a “Financing Party”) may obtain financing or refinancing from one or more credit providers, including commercial banks, export credit agencies and/or through the issuance of debt securities in the capital markets to finance the development of the FLNG Vessel or Charterer’s Facilities, and in connection therewith, each such Party shall be entitled to collaterally assign its corresponding rights and obligations hereunder to its respective Lenders. In connection with any such financing or refinancing, the Party other than the Financing Party (“Non-Financing Party”), at no additional cost to the Financing Party, shall, if so requested by the Financing Party: 22.1.1 deliver to the lenders and other entities providing credit or financing to the Financing Party, provided that in the case of Owner, mortgages over the FLNG Vessel shall only be allowed if granted to Approved Mortgagees (collectively, “Lenders”) or the agent acting on behalf of the Lenders (“Lenders’ Agent”) certified copies of its corporate charter and by-laws, resolutions, incumbency certificates, legal opinions (covering authority, due organization and existence of the Non-Financing Party), financial statements, and such other items as Lenders or Lenders’ Agent may reasonably request, including but not limited to, copies of all required governmental Authorizations, approvals and permissions; 22.1.2 provide to Lenders or Lenders’ Agent, as and when reasonably requested, information, including with respect to the testing, operation and financing of the FLNG Vessel or Charterer’s Facilities, as applicable, to be provided pursuant to this Charter, and shall extend to Lenders or Lenders’ Agent reasonable access to the FLNG Vessel or Charterer’s Facilities for purposes of inspection in the same terms as those inspection rights are provided to the Financing Party; 22.1.3 notwithstanding the provisions of Clause 18, enter into, and in the case of a Guarantee, shall cause it’s Guarantor to enter into, and deliver to Lenders or Lenders’ Agent a direct agreement that (a) provides for the assignment, novation and transfer of this Charter and/or Financing Party’s rights and obligations under this Charter including the Guarantees issued for its benefit, to a nominee of Lender following a default by the Financing Party under its lending arrangement without requiring consent of the Non-Financing Party; (b) include terms that are normal and customary in corporate, vessel or project financings or refinancings of similar projects in the hydrocarbon industry; and (c) if the Non-Financing Party is the Charterer, include a customary quiet enjoyment undertaking by the Lenders that includes the right to obtain the benefits described in this Charter; provided, however, that the Non-Financing Party shall not be required to provide (or cause

17 to be provided) any guarantee or similar commitment other than the Guarantee required pursuant to Clause 17.1 in favor of the Lenders, the Financing Party or any other Person in connection with the financing; and 22.1.4 provide all information reasonably requested by Lenders or Lenders’ Agent to facilitate any such financing or refinancing. 22.2 Financing Restrictions Except as provided under Clause 22.1, or as otherwise expressly agreed in writing by Charterer or Owner, as applicable, (i) none of Owner, its personnel or its agents shall have any right, power or authority to create, incur or permit to be imposed upon the FLNG Vessel any security interest, and shall cause all unpermitted security interests to be removed within a reasonable time period, and (ii) none of Charterer, its personnel or its agents shall have any right, power or authority to create, incur or permit to be imposed upon Charterer’s Facilities any security interest, and shall cause all unpermitted security interests to be removed within a reasonable time period.”. : Amendment to Article 23 – Governing Law. The Parties agree to amend and restate Article 23 of the Amended Bareboat Charter in its entirety to read as follows: “This Charter, and all matters arising out of or relating to this Charter, shall be governed by and all disputes arising out of or relating to this Charter shall be resolved in accordance with the laws of England and Wales, without giving effect to any choice or conflict of law provision or rule (whether under English law or any other law) that would result in the application of the laws of any jurisdiction other than England and Wales.”. : Amendment to Article 24 – Dispute Resolution. The Parties agree to amend and restate Article 24 of the Amended Bareboat Charter in its entirety to read as follows: “24 Dispute Resolution 24.1 Reference to Representatives 24.1.1 If any Dispute (including a Technical Dispute) arises between the Parties, it shall first be referred, in writing, to nominated Representatives from the senior management of each Party, who shall meet and endeavor to resolve such Dispute amicably within [*****] Days of the Dispute being referred to them. Any such discussion between Representatives shall be without prejudice to any right or remedy which any relevant Party may ultimately have if such discussions do not resolve such Matter. 24.1.2 In the event that the Parties fail to resolve such Dispute amicably within [*****] Days of the Dispute being referred to the Representatives, the Dispute may be referred by either Party either to an Expert pursuant to Clause 24.2 or to arbitration pursuant to Clause 25. 24.2 Expert Determination

18 24.2.1 If the Parties do not resolve a Dispute pursuant to Clause 24.1, and if no Party has initiated an arbitration related to such Dispute under Clause 25, and if a Party wants to submit a Dispute that it believes should be treated as a Technical Dispute to an Expert pursuant to this Clause 24.2, then it shall provide Notice thereof to the other Party, and the Parties shall discuss for [*****] Days whether to treat such Dispute as a Technical Dispute to be governed by this Clause 24.2. If so agreed by both Parties, such Dispute shall be a Technical Dispute, and if not agreed by both Parties, shall not be considered a Technical Dispute and shall be resolved pursuant to Clause 25. Any Technical Dispute shall be resolved pursuant to an administered expert proceeding in accordance with the Rules for the Administration of Expert Proceedings of the ICC if the Parties are not able to agree under Clause 24.1 on a resolution to such Technical Dispute. For the avoidance of doubt, Expert determination shall not be a condition precedent to any stage of the arbitration process pursuant to Clause 25. 24.2.2 The Parties agree that the findings of the Expert shall be final and contractually binding upon them, and shall not be subject to challenge except in the case of fraud or manifest error. For the avoidance of doubt, any challenge to the Expert’s findings as permitted under this Clause 24.2.2, or any failure by a Party to comply with the Expert’s findings, shall constitute a Dispute and shall be resolved exclusively through arbitration under Clause 25. Any such challenge should be submitted to arbitration within [*****] Days from the date the Expert notifies the Parties of its determinations or findings. 24.2.3 The Parties shall cooperate fully in the expeditious conduct of such Expert determination and provide the Expert with reasonable access to facilities, Books and Records, documents, information and personnel requested by the Expert to make a fully informed decision in an expeditious manner as so directed by such Expert. 24.2.4 The Expert shall be and remain at all times wholly impartial, and, once appointed, the Expert shall have no ex parte communications with either of the Parties concerning the Expert determination or the underlying Technical Dispute. 24.2.5 Before issuing a final decision, the Expert shall issue a draft report and allow the Parties to comment on it. 24.2.6 The Expert shall use reasonable endeavors to resolve the Technical Dispute and submit a draft report to the ICC International Centre for ADR within [*****] Days, but no later than [*****] Days, after receiving the file from the ICC International Centre for ADR pursuant to the ICC Rules for the Administration of Expert Proceedings, taking into account the circumstances requiring an expeditious resolution of the Matter in Dispute.”. : Amendment to Article 25 – Arbitration. The Parties agree to amend and restate Article 25 of the Amended Bareboat Charter in its entirety to read as follows: “25 Arbitration 25.1 General Subject to Clause 24.1, and except as provided in Clause 24.2 with respect to Technical Disputes, all Disputes shall be settled by arbitration in accordance with the ICC Rules.

19 25.2 25.2 Constitution of the Arbitral Tribunal The arbitral tribunal shall be composed of three arbitrators. One arbitrator shall be nominated by the claimant in its request for arbitration. The second arbitrator shall be nominated by the respondent within [*****] of its receipt of the request for arbitration. The third arbitrator, who shall be the president of the tribunal, shall be jointly nominated by the two other arbitrators within [*****] of the nomination of the second arbitrator. If any arbitrator is not nominated within these time periods, the ICC Court shall appoint such arbitrator(s). The parties to the arbitration may confer with the two party-nominated arbitrators with respect to the nomination of the president. If there are multiple claimants or multiple respondents, the multiple claimants, jointly, and the multiple respondents, jointly, shall each nominate one arbitrator. In the absence of a joint nomination and where all parties are unable to agree to a method for the constitution of the arbitral tribunal, the ICC Court shall appoint each member of the arbitral tribunal and shall designate one of them to act as president. 25.3 Place of the Arbitration The place of the arbitration shall be Paris, France. 25.4 Language The arbitration shall be conducted in the English language, but documents and testimony may be submitted in Spanish if accompanied by translation. 25.5 Consolidation The Parties agree and consent to the consolidation of arbitrations commenced under this Charter and/or under any other Project Agreements, in accordance with the ICC Rules, and agree that Disputes may be determined in a single arbitration together with disputes arising out of or in connection with any of the Project Agreements. 25.6 Interim Measures and Provisional Remedies The arbitral tribunal is authorized to award interim measures, provisional remedies or injunctive relief, which may be enforced by a competent court of law. In the event of an emergency or if one of the arbitrators is unavailable, then the presiding arbitrator is authorized to award interim measures or injunctive relief, which may upon the request of a party be reviewed by the entire arbitral tribunal. 25.7 Limitations on Arbitral Tribunal and Arbitration Proceedings The arbitral tribunal shall not be empowered to award punitive, exemplary, treble, multiple, indirect, or special damages, and the Parties waive any right they may have to recover such damages from one another. The arbitral tribunal shall not be empowered to decide any Dispute ex aequo et bono or assume the powers of an amiable compositeur. 25.8 Specific Performance

20 The Parties agree that money damages alone may not be a sufficient remedy for any breach of this Charter. Therefore, the Parties agree that the arbitral tribunal is authorized to award specific performance and injunctive relief for any breach of this Charter, including in respect of interim relief prior to a final award. 25.9 Award The award shall be final and binding. The award shall be required to be in writing and shall state the reasons therefor. Any action to set aside the award must be brought in the French courts, and the Parties agree to waive any objections they may have based on lack of personal jurisdiction, improper venue, or forum non conveniens, for the exclusive purpose of any action brought to challenge the award in that jurisdiction. 25.10 Enforcement of Award by a Court Judgment on the award of the arbitral tribunal may be entered and enforced by any court of competent jurisdiction (including but not limited to any jurisdiction in which a Party holds or keeps assets), and the Parties agree to waive any objections they may have based on lack of personal jurisdiction, improper venue, or forum non conveniens, for the exclusive purpose of any action brought to enforce the award in any of those courts. 25.11 Costs and Attorney’s Fees The arbitral tribunal is authorized to award costs of the arbitration in its award and to allocate costs between the Parties, including (i) the fees and expenses of the arbitrators; (ii) the costs of assistance required by the tribunal, including Experts; (iii) the fees and expenses of the ICC; (iv) the reasonable costs for legal representation of a successful Party, including attorney’s fees, expert witness fees, out of pocket costs and other expenses; and (v) any such costs incurred in connection with an application for interim or emergency measures. 25.13 Interest The award shall include pre-award interest at a rate to be determined by the arbitral tribunal from the date of the breach or default. Interest shall accrue until the date the award is paid in full. 25.13 Payment of the Award The award (including any interim award) shall be paid within [*****] Days of the issuance of the award in immediately available funds, free and clear of any liens, Taxes or other deductions. The award shall be paid in the currency for payments under this Charter. 25.14 Confidentiality The existence of the arbitration, as well as any documents or information relating to (and including) any arbitration orders or awards, documents exchanged or produced during an arbitration proceeding, Expert reports, witness statements and testimony, and memorials, briefs or other documents prepared for the arbitration or settlement of a Dispute shall be confidential and may not be disclosed by the Parties, their employees, officers, directors, counsel, consultants, and expert witnesses, to any non-party except the tribunal, the Parties’

21 counsel, Experts, witnesses, accountants and auditors, insurers and reinsurers, the Charterer’s shareholders and Affiliates, and any other person necessary to the conduct of the arbitration. Notwithstanding the foregoing, a party may disclose Confidential Information under this Clause 25.14 (i) in a bona fide legal proceeding to enforce rights or challenge an award under this Clause 25, (ii) in response to a subpoena or legal process (in which case such Party shall, to the extent permitted by Applicable Law, promptly notify the other Party of such requirement upon learning of it, and, in such a case, the Parties shall cooperate in good faith to determine if a protective order or other appropriate remedy may be sought), (iii) by agreement of all the parties to the arbitration, or (iv) as required by law. A breach of this Clause 25.14 shall not void any settlement or award. The Parties do not consent to the publication of any award made pursuant to this Clause 25.” : Amendment to Clause 26 – Sanctions. The Parties agree to amend and restate Clause 26 of the Amended Bareboat Charter in its entirety to read as follows: “26 Sanctions 26.1 Operation of the FLNG Vessel and Sanctions 26.1.1 Neither Party shall be obliged to (i) make available the FLNG Vessel or (ii) comply with any orders for the employment of the FLNG Vessel in any carriage or trade, or on a voyage, which would result in a violation of, be inconsistent with, or expose any Party to punitive measures under Sanctions Laws. 26.1.2 If the FLNG Vessel is operating and such operation is in violation of, is inconsistent with, or exposes any Party to punitive measures under Sanctions Laws, each Party shall have the right to require the cessation of such operations. 26.1.3 Subject to Clause 26.2 below, any time during which the FLNG Vessel ceases to be at the disposal of Charterer by reason of this Clause 26.1 shall be considered an event of Force Majeure in accordance with Clause 11 hereof. 26.2 Non-Compliant Parties 26.2.1 Each of Owner and Charterer respectively warrant for itself and their respective Affiliates that at the date of this Charter, and for the duration of the Charter: (i) it is in compliance with Sanctions Laws; (ii) it is not a Restricted Party; and (iii) it is not subject to or involved in any inquiry, claim, action, suit, proceeding or investigation against it with respect to Sanctions Laws by any Sanctions Authority. 26.2.2 If at any time during the performance of this Charter either Party becomes aware that such Party (the “Non-Compliant Party”) would be in breach of the warranties in Clause 26.2.1: (i) the Non-Compliant Party shall give notice to the other Party (a “Sanctions Warranty Notice”);

22 (ii) if such breach would cause performance of the obligations under this Charter to result in a violation of, be inconsistent with, or expose the other Party to punitive measures under Sanctions Laws, from the date of the Sanctions Warranty Notice, performance of the obligations of Owner and Charterer under this Charter shall be suspended without liability of either Party unless and until performance is no longer in violation of, inconsistent with, or exposing the other Party to punitive measures under Sanctions Laws or resumes in accordance with Clause 26.2.2(iv) or this Charter is terminated pursuant to Clause 26.2.2(v); (iii) if Owner is the Non-Compliant Party and such suspension takes place after the Commercial Start Date, such period of suspension shall count as unavailability and no Hire shall be payable to Owner. If Charterer is the Non-Compliant Party, Charterer shall continue to be obliged to pay Hire during the period of suspension subject to FLNG Vessel’s availability under this Charter and such payment of Hire, and its receipt by Owner, not being in breach of Sanctions Laws. When performance of the obligations under this Charter is in violation of, inconsistent with, or exposing the other Party to punitive measures under Sanctions Laws due to a breach of the warranties in Clause 26.2.1 and remains so for a period of [*****] Days or more after delivery of the Sanctions Warranty Notice, the non- breaching Party shall be entitled to terminate this Charter with immediate effect by sending written notice thereof to the Non-Compliant Party; (iv) Owner and Charterer shall use reasonable endeavors to apply for and obtain any applicable license or Authorization which will enable the Parties to resume performance of this Charter notwithstanding the circumstances giving rise to the operation of this Clause 26.2 and upon the obtaining of such license or Authorization performance of the obligations of Owner and Charterer under this Charter, including payment of Hire, shall resume; and (v) if no license or Authorization as referred to in Clause 26.2.2(iv) is obtained within [*****] Days of the Sanctions Warranty Notice referred to in Clause 26.2.2(i) or at any earlier time the Party which is the Non-Compliant Party can show that there is no reasonable prospect of any such license or Authorization being obtained, either Party may terminate this Charter by notice to the other Party. 26.2.3 Notwithstanding anything in this Clause 26 to the contrary, Owner or Charterer shall not be required to do anything, which is in violation of, inconsistent with, or exposes the Party to punitive measures under Sanctions Laws.”. : Amendment to Clause 27.6 – Liquidated Damages. The Parties agree to amend and restate Clause 27.6 of the Amended Bareboat Charter in its entirety to read as follows: “The Parties agree that it would be impracticable to determine accurately the extent of the Loss that either Party would have in the circumstances described in Clauses 2.4.3, 2.9.5, 3.4.3, last paragraph of 4.3, last paragraph of 4.4, 4.7, 5.4.6, 5.6.3, 5.6.6, 5.7, 5.9.3, 10.1.4, 10.1.5, 10.4.1, 10.4.2, and 26.2.2. Accordingly, the Parties have estimated and agreed in advance that the sole liability, and exclusive remedy for such cases in which liquidated damages or reductions of the Monthly Hire Fee have been agreed upon shall be provided in those Clauses, and neither Party shall have

23 additional liability as a result of any such circumstances. Each amount described in or determined in Clauses 2.4.3, 2.9.5, 3.4.3, last paragraph of 4.3, last paragraph of 4.4, 4.7, 5.4.6, 5.6.3, 5.7, 5.9.3, 10.1.4, 10.1.5, 10.4.1, 10.4.2, and 26.2.2. is intended to represent a genuine pre-estimate by the Parties as to the Loss likely to be suffered by the Party receiving the payment or benefit of such circumstance and such liquidated damages or reductions of the Monthly Hire Fee that the first Party is to provide the second Party do not constitute penalties. Each Party waives any right to claim or assert, in any arbitration or Expert determination pursuant to Clauses 24 and 25 or in any action with respect to this Charter, that any liquidated damages or reductions of the Monthly Hire Fee agreed thereunder do not represent a genuine pre-estimate by the Parties as to the Loss or damage likely to be suffered by the Party receiving the payment or benefit in each such circumstance or otherwise are not valid and enforceable damages.”. : Amendment to Clause 27.10 – Waiver of Immunity. The Parties agree to amend and restate Clause 27.10 of the Amended Bareboat Charter in its entirety to read as follows: “27.10 Waiver of Immunity 27.10.1 Each Party acknowledges that the other Party is a private entity, acting on its own behalf, and a separate entity from its shareholders. Notwithstanding the foregoing, each Party (to the fullest extent permitted by law) irrevocably and unconditionally: (i) agrees not to claim any immunity that it may have, and agrees to ensure that no such claim of immunity is made on its behalf, in the context of any proceedings brought pursuant to Clause 25 hereof or any proceedings in court in furtherance thereof, including any proceedings to enforce any arbitral award resulting from arbitral proceedings undertaken pursuant to Clause 25 of this Charter; and (ii) waives any immunity objection which it may now or hereafter have before the courts of any jurisdiction in which any award rendered by an arbitral tribunal constituted under the Charter may be enforced. 27.10.2 To the extent that a Party or any of its revenues, assets or properties shall be entitled to any sovereign or other immunity from suit, from jurisdiction, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any jurisdiction there shall be attributed such an immunity, such Party irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction, exclusively with respect to any proceeding relating to enforcement of the arbitration provisions set forth in Clause 25, or any award made thereunder, at any time brought against such Party or any of its revenues, assets or properties. 27.10.3 All waivers of immunity contained in this Clause 27.10 are strictly limited to proceedings brought pursuant to Clause 25 hereof and any proceedings in court in furtherance thereof, including any proceedings to enforce any arbitral award resulting from arbitral proceedings undertaken pursuant to Clause 25 of this Charter. Nothing in this Clause 27.10 shall be construed as a general waiver of immunity or of objections to jurisdiction by any Party in respect of any claim, dispute, or proceeding (including enforcement proceedings) before a court, tribunal or other forum, that is unrelated to or falls outside the scope of this Charter.”.

24 : Amendment to Clause 27.15.20 – Interpretation. The Parties agree to amend Clause 27.15.20 of the Amended Bareboat Charter by deleting it in its entirety. : Amendment to Clause 27.23 – Counterpart Execution. The Parties agree to amend Clause 27.23 of the Amended Bareboat Charter by deleting it in its entirety. : Omnibus Amendments to Multiple Defined Terms and Clauses. The Parties agree to amend and restate and insert in their entirety the defined terms and clauses in the Amended Bareboat Charter with the corresponding defined terms and clauses in the MKII BBCA as set forth in the table below, mutatis mutandis, as if such defined terms and clauses had originally been provided in the Amended Bareboat Charter. The Parties further agree that the Amended Bareboat Charter shall be deemed to have been further amended in such other defined terms and clauses that require technical or conforming changes in order to conform with and incorporate the amendments to the Amended Bareboat Charter that are hereby established pursuant to this Seventh Addendum. Defined Term or Clause in Amended Bareboat Charter Replaced with or based on Defined Term or Clause in MKII BBCA Insertion of new defined term: Actual Retainage Actual Retainage Insertion of new defined term: Capacity Unavailability Capacity Unavailability Charterer’s Facilities Charterer’s Facilities Charterer’s Representatives Charterer’s Representatives Interconnecting Pipeline Interconnecting Pipeline Liabilities Liabilities Liquefaction Equipment Liquefaction Equipment Person Person Pilot Pilot Redeployment Redeployment 4.5 4.6 15.5.2(iii) 15.5.2(iii) 27.8 27.8 27.16.2 27.16.2

25 : Amendment to Exhibit A. The Parties agree to amend and restate Exhibit A of the Amended Bareboat Charter in its entirety by replacing it with Exhibit A attached hereto. : Amendment to Exhibit B. The Parties agree that the reference to “Month M-1” in Exhibit B is deemed to be deleted; The Parties agree to replace the phrase “shall be deemed a Dispute and shall be subject to Expert determination under this Charter.” in Exhibit B with the phrase “shall be deemed a Dispute and may be subject to Expert determination under this Charter provided that the Parties agree to treat such Dispute as a Technical Dispute in accordance with Clause 24.2.”; and The Parties agree to replace the phrase “Until such Expert determination is finalized” in Exhibit B with the phrase “Until such Expert determination or, if the Parties do not agree to submit such Dispute to an expert as a Technical Dispute in accordance with Clause 24.2, arbitration is finalized”. : Amendment to Exhibit D-1. The Parties agree to amend and restate Exhibit D-1 of the Amended Bareboat Charter in its entirety by replacing it with Exhibit D-1 attached hereto. : Amendment to Exhibit D-2. The Parties agree to amend and restate Exhibit D-2 of the Amended Bareboat Charter in its entirety by replacing it with Exhibit D-2 attached hereto. : Amendment to Exhibit G The Parties agree to amend and restate Exhibit G of the Amended Bareboat Charter in its entirety by replacing it with Exhibit G attached hereto. : Amendment to Exhibit H. The Parties agree to (a) delete from item (iv) of Exhibit H of the Amended Bareboat Charter the phrase “(including war risk coverage, if agreed),” and item (v) is also deemed to be deleted in its entirety and (b) insert a new item (viii) as follows: “(viii) All of the policies described above shall be delivered from Owner to Charterer no later than [*****] Days after the inception of such policies.”. : Continuing Effect. The provisions of the Amended Bareboat Charter (as amended by the Amendments) not otherwise expressly amended hereby shall remain unamended, valid, binding, effective and enforceable.

26 : Definitions. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in of the Amended Bareboat Charter. : Condition Subsequent. If the Effective Date occurs under the Amended Bareboat Charter but the “Effective Date” pursuant to and as defined in the MKII Bareboat Charter does not occur thereunder by the CP Deadline as defined under the MKII Bareboat Charter (as the same may be extended in accordance with its terms), then the following terms of the Amended Bareboat Charter, prior to its amendment pursuant to this Seventh Addendum, shall again apply in full force and effect and this Seventh Addendum shall otherwise be deemed to be null and void without any legal effect exclusively in respect of said terms: (a) Article 1: Amendments to Clause 1 – Definitions (solely in respect of the amendments to the definition of “Acceptable Credit Rating and Financial Standing); (b) Article 1: Amendments to Clause 1 – Definitions (solely in respect of the amendments to the definition of “Availability Notice”); (c) Article 1: Amendments to Clause 1 – Definitions (solely in respect of the amendments to the definitions of “CPIy,” “CPI0,” and “CPI Adjustment”); (d) Article 1: Amendments to Clause 1 – Definitions (solely in respect of the amendments to the definitions of “Departure Notice”); (e) Article 1: Amendments to Clause 1 – Definitions (solely in respect of the amendments to the definitions of “LNG Reference Price”); (f) Article 1: Amendments to Clause 1 – Definitions (solely in respect of the amendment to the definition of “Permitted Liens”); (g) Article 1: Amendments to Clause 1 – Definitions (solely in respect of the amendment to the definition of “Specified Change in Law”, except that the reference to Taxes therein shall be maintained); (h) Article 7: Amendment to Clause 3.4.4 – Change in Law; (i) Article 9: Amendment to Clause 4.2.10 and “LDOD” – Termination for Owner Default; (j) Article 10: Amendment to Clause 4.3.1 – Termination for Charterer Default; (k) Article 12: Amendment to Last Sentence of Clause 4.3 – Termination for Charterer Default (such amendment shall be deemed to not have occurred); (l) Article 13: Amendment to Clause 4.6 – Termination for Convenience (such amendment shall be deemed to not have occurred); (m) Article 15: Amendment to Clause 5.3.5 – Availability Notice; (n) Article 17: Amendment to Clause 5.5.3 – Performance Test and Certificate of Acceptance; (o) Article 19: Amendment to Clause 6.1.1 – Monthly Hire Fee; (p) Article 20: Amendment to first sentence of Clause 6.2.1 – Incremental Costs; and

27 (q) Article 41: Amendment to Exhibit A.

EXHIBIT A ANNUAL ADJUSTMENT Adjustment to Monthly Hire Fee Definitions: “Annual Available Capacity”: means the LNG production capacity made available at the FLNG Vessel (whether utilized or not) during the relevant Contract Year (x). “Annual Credit”: means, any amount to be credited to the Adjustment Account, as calculated annually, according to this Exhibit A. “Annual Debit”: means, any amount to be debited against any positive balance in the Adjustment Account, as calculated annually, according to this Exhibit A. “Annual Reconciliation Process”: has the meaning set forth in Clause 7(b) below. “Adjustment Account Price Trigger” means [*****] multiplied by the CPI Adjustment for the relevant Contract Year (x). “Maximum Annual Credit” means [*****] multiplied by the CPI Adjustment for the relevant Contract Year. “Maximum Annual Debit” means [*****] multiplied by the CPI Adjustment for the relevant Contract Year (x). “Maximum Aggregate Credit Amount” means [*****] multiplied by the CPI Adjustment for the relevant Contract Year (x). “Price Floor” means [*****] multiplied by the CPI Adjustment for the relevant Contract Year (x). (1) Owner shall maintain for Charterer an annual notional account (the “Adjustment Account”), for the purpose of accounting and recording potential credits for Charterer that may be realized as setoffs to applicable Monthly Hire and potential debits for Owner that may be realized as additional payments by Charterer to Owner that will increase the applicable Monthly Hire payments. (2) In any given Contract Year (x), Owner shall credit the Adjustment Account as follows, if the Annual FOB LNG Price: i) is equal to or higher than the Adjustment Account Price Trigger, [*****]; ii) is lower than the Adjustment Account Price Trigger, an amount calculated as follows: [*****] In respect of a Contract Year (y), any Annual Credit accrued for a prior Contract Year, as reflected in the Annual Reconciliation Process, shall be credited as a set-off to the Monthly Hire payments in such Contract Year (y) as described in Clause (7) below.

2 Documento: YPF-Privado (3) If, in any given Contract Year (x): (i) the Annual FOB LNG Price is higher than the Adjustment Account Price Trigger; and (ii) the Adjustment Account has a positive balance at the time of such calculation, then Owner shall debit the Adjustment Account for the Annual Debit, as determined as follows: Annual Debit = the lowest of: [*****] For the avoidance of doubt, the repayment mechanism outlined in this Clause 3 of this Exhibit A, shall be in addition to the Variable Component set out in Clause 6.1.2 of this Charter. In respect of a Contract Year (y), Charterer shall pay Owner during such Contract Year (y), in addition to the Monthly Hire payment otherwise due, an amount equal to any Annual Debit for the prior Contract Year reflected in the Annual Reconciliation Process, as an additional amount of Monthly Hire payments for such Contract Year (y) as described in Clause (7) below. (4) In no circumstances shall the Adjustment Account balance exceed the Maximum Aggregate Credit Amount, and any credits that would otherwise be generated by Clause 2 of this Exhibit A that, if added to the Adjustment Account, would make it surpass the Maximum Aggregate Credit Amount, shall be considered void and with no effect under this Exhibit A. Additionally, in no circumstances shall the Adjustment Account have a negative balance, and any debits that would otherwise be generated by Clause 3 of this Exhibit A in any Contract Year that, if debited from the Adjustment Account, would produce a negative balance, shall be considered void and with no effect under this Exhibit A. (5) Any positive balance in the Adjustment Account at the end of any Contract Year shall be carried forward to the following Contract Years. (6) If, Charterer terminates this Charter in accordance with Clause 4.6, and the Adjustment Account has a positive balance, Charterer shall pay to Owner, on the Day of such termination, an amount equal to such positive balance, in addition to any other payment owed pursuant to this Charter. Notwithstanding the foregoing, if this Charter is terminated for any other reason or otherwise expires in accordance with its terms, neither Party shall be liable to the other for payment for any remaining balance in the Adjustment Account. (7) Commencing in the second Contract Year; a. within five (5) Days of the beginning of each Contract Year (the “Contract Year (y)”), Charterer shall provide Owner with a notice setting out the Annual FOB LNG Price of the previous Contract Year (the “Contract Year (x)”) documenting Charterer’s calculation of such Annual FOB LNG Price.

3 Documento: YPF-Privado b. within ten (10) Days after receiving Charterer’s notice setting out the Annual FOB LNG Price Owner shall provide Charterer with a notice setting out (i) the starting balance of the Adjustment Account as of such date, (ii) any Annual Credits or Annual Debits to be applied to such Adjustment Account in respect of the Contract Year (x), (iii) the corresponding set-off credit amounts to be applied by Charterer during the current Contract Year (y) to reduce the applicable Monthly Hire Payments or the additional payments to be made by Charterer to Owner during the current Contract Year (y) that will increase the applicable Monthly Hire payments, and (iv) the resulting Adjustment Account balance following such credits and debits (“Annual Reconciliation Process”); provided, however, that the foregoing reductions and increases to Monthly Hire payments shall not be taken into consideration for purposes of any calculation of a CUQ Credit pursuant to Clause 10.1.4. (8) Any aggregate set-offs to the amount of the Monthly Hire Fee to be applied for the benefit of Charterer in respect of any Annual Credit, and any aggregate payments to be made by Charterer to Owner of additional Monthly Hire payments in respect of any Annual Debits, each as determined for a Contract Year pursuant to the Annual Reconciliation Process for that Contract Year, shall be applied ratably to each Month during such Contract Year(for each Month, the “Monthly Annual Adjustment”). (9) The balance of the Adjustment Account shall be multiplied by the relevant CPI Adjustment for the relevant Contract Year.

EXHIBIT D-1 FORM OF GUARANTEE (OWNER) [DATE], 2025 [Guarantor] [Address] Ref.: Offer No. Guarantee Owner 01/2025 Ladies and Gentlemen: SOUTHERN ENERGY S.A., a corporation (sociedad anónima) organized and existing under the laws of Argentina (“Charterer”), as a result of previous negotiations, hereby offer (the “Offer”) to [GUARANTOR], a [●] organized and existing under the laws of [●] (“Guarantor” and collectively with the Charterer, the “Parties”), the opportunity to enter into an guarantee agreement on the terms and conditions set out in, and in the form of, Annex II attached hereto (the “Agreement”). FIRST: In consideration of the premises, representations and warranties and mutual covenants contained in Annex II attached hereto and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Charterer hereby agrees that the Offer shall be held open and remain irrevocable until [●], 2025 (the “Expiration Date”). SECOND: The Offer shall be considered accepted by the Guarantor only if, on or prior to the Expiration Date, the Charterer receives from the Guarantor a written notice, in the form of Annex I attached hereto, informing the Charterer the names of the representatives of the Guarantor, who will be coordinating the actions of the Guarantor as applicable, in respect to the Offer (the “Notice”), it being understood that the Offer may be accepted or rejected by the Guarantor only in its entirety. THIRD: Unless and until a Notice is received by the Charterer from the Guarantor, the Agreement shall not be valid or binding and shall not constitute an enforceable agreement among any of the Parties, and unless a Notice is received by the Charterer from the Guarantor on or prior to the Expiration Date, the Offer shall be deemed revoked and may no longer be accepted by the Guarantor, even if the Charterer does not revoke it expressly. FOURTH: If, on or prior to the Expiration Date, the Charterer receives from the Guarantor a Notice that has been executed on behalf of the Guarantor by a person with the authority to bind them, then as among the Charterer and the Guarantor the Agreement shall become effective on the terms and conditions set forth in Annex II, and the Agreement shall be valid, binding, effective and enforceable with respect to each and all of the Parties, and each and all of them shall become parties to the Agreement as if each of them had executed and delivered the same. The Agreement shall be deemed entered into as of the date on which the Owner has received a Notice from the

2 Guarantor as indicated above (the “Acceptance Date”). The Charterer shall acknowledge receipt of the Notices through a written receipt. [Signature pages follow]

3 Sincerely yours, SOUTHERN ENERGY S.A. Name: [●] Title: [●]

ANNEX I NOTICE City of Buenos Aires, Argentina [____], 2025 [●] [●] Ref.: Offer No. Guarantee Owner 01/2025 Ladies and Gentlemen, In relation to the Offer No. Guarantee Charterer 01/2025, dated [●], 2025 (the “Offer”), we hereby inform you of the name of the representative of [●] who will be coordinating the actions arising from the Offer: Name: [●] Email: [●] Sincerely yours, [●] Name: [____] Title: [____]

ANNEX II TERMS AND CONDITIONS OF GUARANTEE (Owner) WHEREAS In consideration of Golar Hilli Corporation (“Owner”) having entered into the bareboat charter dated [  ] with Charterer (as amended and restated, supplemented or otherwise modified from time to time, the “Charter”) in respect of the FLNG Vessel (as defined in the Charter) and Charterer accepting this guarantee on the terms set out below (the “Guarantee”), subject to clauses 2 and 3 below, as a guarantee for all money, obligations or liabilities due, owing or incurred to Charterer by Owner under the Charter at present or in the future, whether actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety, together with all interest accruing thereon (both before and after judgment) (the “Guaranteed Obligations”), and for other good and valuable consideration (the receipt and sufficiency of which we hereby acknowledge), the Parties hereby agree as follows. In this Guarantee: “Maximum Guaranteed Amount” means [*****]. and unless the context otherwise requires or unless otherwise defined in this Guarantee, words and expressions defined in the Charter have the same meanings when used in this Guarantee. 1. Subject to clauses 2 and 3 below, subject also to the Maximum Guaranteed Amount, and from and after the date hereof, Guarantor, as primary obligor and not merely as surety, absolutely, unconditionally and irrevocably: (a) guarantees to Charterer and its legal successors and permitted assignees, the full and punctual performance by Owner of the Guaranteed Obligations; and (b) undertakes that if Owner defaults on making any payment of any undisputed and due amounts owed by Owner under the Charter, Guarantor will, upon receiving a demand from Charterer in accordance with the terms of this Guarantee, promptly meet such obligation as if it was the principal obligor; and (c) agrees with Charterer that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify Charterer immediately on demand against any cost, loss or liability it incurs as a result of Owner not paying any amount of any undisputed and due amounts owed by Owner under the Charter on the date when it would have been due. The amount payable by Guarantor under this indemnity will not exceed the amount it would have had to pay under this Guarantee if the amount claimed had been recoverable on the basis of a guarantee.

2. Notwithstanding anything to the contrary in this Guarantee or any other agreement or any applicable law, Charterer shall not be entitled to make any claim or claims under this Guarantee in aggregate in excess of the Maximum Guaranteed Amount (and any such claim shall be invalid), and the aggregate liability of the Guarantor under or in connection with this Guarantee (including, for the avoidance of doubt, any obligation to make payments in respect of the Guaranteed Obligations, any indemnification obligation under this Guarantee or any other claim arising out of, relating to, or connected with this Guarantee, howsoever arising, whether in contract, tort (including negligence) or restitution or for breach of statutory duty or misrepresentation or otherwise), for any claim or claims (whether concurrent or separate), or in connection with any claim or claims (whether concurrent or separate), shall not exceed the Maximum Guaranteed Amount, regardless of when claims are made, whether multiple claims are accumulated or made individually and/or sequentially. 3. This Guarantee is provided pursuant to clause 17 (Credit Support) of the Charter. 4. This Guarantee shall not be discharged or prejudiced by reason of any change or modification or addition to the original terms and conditions of the Charter which Charterer and Owner may from time to time agree upon, any diligence, notice of defaults and other notice or demand of any kind, consent to any and all extensions of time or indulgences which may be given by Charterer to Owner, or any change in the members or status, function, control or ownership of Charterer, Guarantor or any other person; provided that any such change, modification, addition or other action does not result in any change to the Maximum Guaranteed Amount. 5. If any discharge, release or arrangement (whether in respect of the obligations of Owner or otherwise) is made by Charterer in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Guarantee will continue or be reinstated as if the discharge, release or arrangement had not occurred. 6. Guarantor confirms that it has full power and capacity to enter into this Guarantee and agrees that this Guarantee shall not be revocable by Guarantor and that the same shall be a continuing guarantee, will extend to the ultimate balance of the Guaranteed Obligations, regardless of any intermediate payment or partial discharge and shall be additional to and not in substitution for any other guarantee or security from time to time held by Charterer. 7. This Guarantee shall remain in full force (the “Guarantee Period”) until the earliest of (i) discharge in full of the Guaranteed Obligations (ii) payment by the Guarantor of the Maximum Guaranteed Amount under this Guarantee and (iii) replacement of this Guarantee or this Guarantee no longer being required in accordance with Clause 17.1 of the Charter, after which the Guarantee shall terminate, regardless of whether this Guarantee is returned to Guarantor. 8. During the Guarantee Period, unless Charterer otherwise agrees, the Guarantor shall not exercise any rights which it might have by reason of performance by it of its obligations under this Guarantee or by reason of any amount being payable, or liability arising, under this Guarantee: (a) to be indemnified by Owner; (b) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of Charterer under the Charter or of any other guarantee or security taken pursuant to, or in connection with, the Charter; (c) to bring legal or other proceedings for an order requiring Owner to make any payment, or perform any obligation under the Charter, in respect of which Guarantor has given a guarantee, undertaking or indemnity under this Guarantee; (d) to exercise any right of set-off against Owner in relation to this Guarantee or the Charter; and/or (e) to claim or prove as a creditor of Owner in relation to this Guarantee or the Charter in competition with Charterer. 9. Guarantor undertakes to Charterer that it has not taken and will not take any security from Owner in respect of Guarantor’s obligations under this Guarantee. In the event Guarantor receives any sums from Owner in respect of any payment of Guarantor hereunder, Guarantor shall hold such monies on trust for Charterer so long as any sums are payable (contingently or otherwise) under this Guarantee in relation to the Charter, or (if earlier) until the end of the Guarantee Period. 10. The Guarantor represents and warrants to Charterer on the date of this Guarantee, and solely with respect to subclauses (a), (b), (e), (g) and (h) below, on each Day that any of the Guaranteed Obligations are outstanding that: (a) it is a [limited liability corporation], duly incorporated and validly existing under the law of its jurisdiction of incorporation and has taken all necessary corporate action to authorise the execution, delivery and performance of this Guarantee;

(b) the obligations expressed to be assumed by it in this Guarantee are its legal, valid, binding and enforceable obligations, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject to equitable principles of general application); (c) the execution and delivery of this Guarantee does not conflict with any law or regulation applicable to it, or any provision of its constitutional documents and all governmental or other consents required for such execution and delivery are in full force and effect; (d) the execution and delivery of this Guarantee will not cause it to be in breach of or default of any agreement binding on it or any of its assets; (e) none of its obligations are secured by, and the execution, delivery and performance of this Guarantee will not oblige it to create any charge, pledge, lien or other encumbrance over any if its present or future revenues or assets; (f) under the law of its jurisdiction of incorporation it is not necessary that this Guarantee be filed, recorded or enrolled with any court or other authority in its jurisdiction of incorporation or that any stamp, registration or similar tax be paid on or in relation to this Guarantee; (g) its obligations under this Guarantee rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying generally to companies incorporated in its jurisdiction of incorporation; (h) except as disclosed in its publicly available securities filings, there is not pending or, to its knowledge, threatened against it any action, suit or legal proceeding before any court, tribunal, governmental body, agency or official anywhere which, if adversely determined, is likely to affect the legality, validity or enforceability of this Guarantee or its ability to perform its obligations under this Guarantee in any material respect; (i) no corporate action, legal proceeding or other procedure or step relating to the suspension of payments, moratorium of any indebtedness, winding up, dissolution, administration or reorganisation, composition, compromise, assignment or arrangement with any creditor or any analogous procedure or step has been taken in respect of it in any jurisdiction which is likely to affect its ability to perform its obligations under this Guarantee in any material respect;

(j) no liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer has been appointed in any jurisdiction in respect of it or any of its assets which is likely to affect its ability to perform its obligations under this Guarantee in any material respect; and (k) no expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any of its assets which is likely to affect its ability to perform its obligations under this Guarantee in any material respect. 11. All sums due and payable under this Guarantee shall be paid in full without set-off or counterclaim and free and clear of and without deduction of or withholding for or on account of any present or future taxes, duties and/or other charges. 12. If any provision of this Guarantee is held invalid or unenforceable for any reason by any court of competent jurisdiction, such provision shall be severed and the remainder of the provisions hereof shall continue in full force and effect as if this Guarantee had been executed with the invalid, illegal or unenforceable provision eliminated. 13. The obligations of the Guarantor under this Guarantee will not be affected by an act, omission, matter or thing which but for this clause 13, would reduce, release or prejudice any of its obligations under this Guarantee (without limitation and whether or not known to it) including: (a) any time, waiver or consent granted to, or composition with, Owner or other person; (b) the release of Owner or any other person under the terms of any composition or arrangement with any creditor; (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, Owner or other person or any non presentation or non observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security; (d) any amendment, novation, supplement, extension restatement (however fundamental and whether or not more onerous) or replacement of the Charter or any other document or security including, without limitation, any change in the purpose of, any extension of any document or security;

(e) any unenforceability, illegality or invalidity of any obligation of any person under the Charter or any other document or security; or (f) any insolvency or similar proceedings of Owner. 14. Without prejudice to the generality of clause 15, the Guarantor expressly confirms that it intends that this Guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to the Charter and any fees, costs and/or expenses associated with any of the foregoing; provided that for the avoidance of doubt, in no case shall Charterer be entitled to claim for (and the aggregate liability of the Guarantor and maximum aggregate amount of funds that may be paid by Guarantor under this Guarantee shall not exceed) the Maximum Guaranteed Amount. 15. Notwithstanding anything to the contrary in this or any other agreement or applicable law, but without limiting Clause 1(c), Guarantor shall not by virtue of this Guarantee incur any greater obligation or liability to Charterer than that of Owner under the Charter pursuant to or arising from the Charter or otherwise and the Guarantor shall have the full benefit of all defences, setoffs, counterclaims, reductions or limitations available to Owner pursuant to or arising from the Charter. 16. The Guarantor waives any right it may have of first requiring Charterer or agent on its behalf to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Guarantee. This waiver applies irrespective of any law or any provision of the Charter to the contrary. 17. This Guarantee and any non-contractual obligations arising out of or in connection with it are governed and construed in accordance with the laws of England and Wales, without giving effect to any choice or conflict of law provision or rule (whether under English law or any other law) that would result in the application of the laws of any jurisdiction other than England and Wales. 18. Any dispute, controversy or claim arising out of or in connection with this Guarantee or its formation, including any non-contractual disputes (a “Dispute”) shall be submitted to the International Chamber of Commerce (“ICC”) and conducted in accordance with its Arbitration Rules (the “ICC Rules”) in existence at the time of the arbitration. Clauses 25.2 (Rules) to 25.15 (Confidentiality) of the Charter shall apply to this Guarantee as if set out in full in this deed, mutatis mutandis. 19. Unless notified otherwise, all demands and notices shall be addressed to the Parties as follows: (a) Guarantor:

Address: [  ] Attention: [  ] (b) Charterer: Southern Energy S.A. Av. Leandro N. Alem 1180, 9th floor, Ciudad Autónoma de Buenos Aires, C1001AAT, Argentina Attention: Chairman of the Board of Directors Email: [●] 20. This Guarantee is binding upon Guarantor, its successors and permitted assigns and shall be enforceable by Charterer, its successors and permitted assigns. 21. This Guarantee may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Guarantee. 22. The Contracts (Rights of Third Parties) Act 1999 (the “Contracts Act”) shall not apply to this Guarantee and no rights or benefits expressly or impliedly conferred by this Guarantee shall be enforceable under the Contracts Act against the parties to this Guarantee by any other person. 23. Charterer may not assign or transfer its rights and obligations under this Guarantee without the consent of the Guarantor, other than by an assignment by way of security to the lenders (or any agent or trustee on their behalf) providing credit or financing to Charterer in connection with the Charter. Charterer shall promptly provide notice to Guarantor of any such assignment by way of security. 24. No variation or amendment of this Guarantee shall be valid unless it is in writing and duly executed by or on behalf of all of the parties to this Guarantee. Unless expressly agreed, no variation or amendment shall constitute a general waiver of any provision of this Guarantee, nor shall it affect any rights or obligations under or pursuant to this Guarantee which have already accrued up to the date of variation or amendment and the rights and obligations under or pursuant to this Guarantee shall remain in full force and effect except and only to the extent that they are varied or amended.

Documento: YPF-Privado Documento: YPF-Privado EXHIBIT D-2 FORM OF GUARANTEE (CHARTERER) [DATE], 2025 [Guarantor] [Address] Ref.: Offer No. Guarantee Charterer 01/2025 Ladies and Gentlemen: GOLAR HILLI CORPORATION, a corporation organized and existing under the laws of the Marshall Islands (“Owner”), as a result of previous negotiations, hereby offer (the “Offer”) to [GUARANTOR], a corporation (sociedad anónima) organized and existing under the laws of [*] (“Guarantor” and collectively with the Owner, the “Parties”), the opportunity to enter into an guarantee agreement on the terms and conditions set out in, and in the form of, Annex II attached hereto (the “Agreement”). FIRST: In consideration of the premises, representations and warranties and mutual covenants contained in Annex II attached hereto and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Owner hereby agrees that the Offer shall be held open and remain irrevocable until [●], 2025 (the “Expiration Date”). SECOND: The Offer shall be considered accepted by the Guarantor only if, on or prior to the Expiration Date, the Owner receives from the Guarantor a written notice, in the form of Annex I attached hereto, informing the Owner the names of the representatives of the Guarantor, who will be coordinating the actions of the Guarantor as applicable, in respect to the Offer (the “Notice”), it being understood that the Offer may be accepted or rejected by the Guarantor only in its entirety. THIRD: Unless and until a Notice is received by the Owner from the Guarantor, the Agreement shall not be valid or binding and shall not constitute an enforceable agreement among any of the Parties, and unless a Notice is received by the Owner from the Guarantor on or prior to the Expiration Date, the Offer shall be deemed revoked and may no longer be accepted by the Guarantor, even if the Owner does not revoke it expressly. FOURTH: If, on or prior to the Expiration Date, the Owner receives from the Guarantor a Notice that has been executed on behalf of the Guarantor by a person with the authority to bind them, then as among the Owner and the Guarantor the Agreement shall become effective on the terms and conditions set forth in Annex II, and the Agreement shall be valid, binding, effective and enforceable with respect to each and all of the Parties, and each and all of them shall become parties to the Agreement as if each of them had executed and delivered the same. The Agreement shall be deemed entered into as of the date on which the Owner has received a Notice from the Guarantor as indicated above (the “Acceptance Date”). The Owner shall acknowledge receipt of the Notices through a written receipt. [Signature pages follow]

Sincerely yours, GOLAR HILLI CORPORATION Name: [●] Title: [●]

ANNEX I NOTICE City of Buenos Aires, Argentina [____], 2025 [●] [●] Ref.: Offer No. Guarantee Charterer 01/2025 Ladies and Gentlemen, In relation to the Offer No. Guarantee Charterer 01/2025, dated [●], 2025 (the “Offer”), we hereby inform you of the name of the representative of [●] who will be coordinating the actions arising from the Offer: Name: [●] Email: [●] Sincerely yours, [●] Name: [____] Title: [____]

ANNEX II TERMS AND CONDITIONS OF GUARANTEE (CHARTERER) WHEREAS In consideration of Southern Energy S.A. (“Charterer”) having entered into the bareboat charter dated [  ], 2025 with Owner (as amended and restated, supplemented or otherwise modified from time to time, the “Charter”) in respect of the FLNG Vessel (as defined in the Charter) and Owner accepting this guarantee on the terms set out below (the “Guarantee”), subject to clauses 2 and 4 below, as a guarantee for all money, obligations or liabilities due, owing or incurred to Owner by Charterer under the Charter at present or in the future, whether actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety, together with all interest accruing thereon (both before and after judgment) (the “Guaranteed Obligations”), and for other good and valuable consideration (the receipt and sufficiency of which we hereby acknowledge), the Parties hereby agree as follows. In this Guarantee: “Ownership Percentage” means the Guarantor or Guarantor Affiliate’s percentage participation in the capital stock of Charterer as at the time that any claim is made under this Guarantee; “Other Guarantor” means any other Person that pursuant to clause 17 (Credit Support) of the Charter, have granted or may in the future grant a guarantee in favour of Owner as a guarantee for the Guaranteed Obligations and any legal successors and permitted assignees in respect of such Guarantor; and “Maximum Guaranteed Amount” means, at any time, [*****] multiplied by the Guarantor’s Ownership Percentage of Charterer at the time the claim is made, and unless the context otherwise requires or unless otherwise defined in this Guarantee, words and expressions defined in the Charter have the same meanings when used in this Guarantee. 1. Subject to clauses 2, 3 and 4 below, and subject also to the Maximum Guaranteed Amount, from and after the date hereof, Guarantor, as primary obligor and not merely as surety, absolutely, unconditionally and irrevocably (on a several basis): (a) guarantees to Owner and its legal successors and permitted assignees, the full and punctual performance by Charterer of the Guaranteed Obligations pro-rata to its Ownership Percentage; and (b) undertakes that if Charterer defaults on making any payment of any undisputed and due amounts owed by Charterer under the Charter, Guarantor will, upon receiving a demand from Owner in accordance with the terms of this Guarantee, promptly meet such obligation as if it was the principal obligor pro-rata to its Ownership Percentage; and (c) agrees with Owner that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation pro-rata to its Ownership

Percentage, indemnify Owner immediately on demand against any cost, loss or liability it incurs as a result of Charterer not paying any amount of any undisputed and due amounts owed by Charterer under the Charter on the date when it would have been due. The amount payable by Guarantor under this indemnity will not exceed the amount it would have had to pay under this Guarantee if the amount claimed had been recoverable on the basis of a guarantee. 2. Notwithstanding anything to the contrary in this Guarantee or any other agreement or any applicable law, Owner shall not be entitled to make any claim or claims under this Guarantee in aggregate in excess of the Maximum Guaranteed Amount (and any such claim shall be invalid), and the aggregate liability of the Guarantor under or in connection with this Guarantee (including, for the avoidance of doubt, any obligation to make payments in respect of the Guaranteed Obligations, any indemnification obligation under this Guarantee or any other claim arising out of, relating to, or connected with this Guarantee, howsoever arising, whether in contract, tort (including negligence) or restitution or for breach of statutory duty or misrepresentation or otherwise), for any claim or claims (whether concurrent or separate) or in connection with any claim or claims (whether concurrent or separate), shall not exceed the Maximum Guaranteed Amount, regardless of when claims are made, whether multiple claims are accumulated or made individually and/or sequentially. The obligations of the Guarantor under this Guarantee are several in respect of the obligations of each Other Guarantor under any other guarantee provided by such Other Guarantor. 3. Owner may only make a claim or demand under this Guarantee if it makes a pro-rata claim or demand under each other guarantee provided by each Other Guarantor in favour of Owner pursuant to clause 17 (Credit Support) of the Charter. 4. This Guarantee is provided pursuant to clause 17 (Credit Support) of the Charter. 5. This Guarantee shall not be discharged or prejudiced by reason of any change or modification or addition to the original terms and conditions of the Charter which Charterer and Owner may from time to time agree upon, any diligence, notice of defaults and other notice or demand of any kind, consent to any and all extensions of time or indulgences which may be given by Charterer to Owner, or any change in the members or status, function, control or ownership of Charterer, Guarantor or any other person; provided that any such change, modification, addition or other action does not result in any change to the Maximum Guaranteed Amount. 6. If any discharge, release or arrangement (whether in respect of the obligations of Charterer or otherwise) is made by Owner in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Guarantee will continue or be reinstated as if the discharge, release or arrangement had not occurred. 7. Guarantor confirms that it has full power and capacity to enter into this Guarantee and agrees that this Guarantee shall not be revocable by Guarantor and that the same shall be a continuing guarantee, will extend to the ultimate balance of the Guaranteed Obligations, regardless of any intermediate payment or partial discharge and shall be additional to and not in substitution for any other guarantee or security from time to time held by Owner. 8. This Guarantee shall remain in full force (the “Guarantee Period”) until the earliest of (i) discharge in full of the Guaranteed Obligations (ii) payment by the Guarantor of the Maximum Guaranteed Amount under this Guarantee (iii) the Guarantor ceasing to have any Ownership Percentage in the Charterer and an Other Guarantor has provided a replacement Guarantee in substitution of this Guarantee and (iv) replacement of this Guarantee or this Guarantee no longer being required in accordance with Clause 17.1 of the Charter, after which the Guarantee shall terminate, regardless of whether this Guarantee is returned to Guarantor. 9. During the Guarantee Period, unless Owner otherwise agrees, the Guarantor shall not exercise any rights which it might have by reason of performance by it of its obligations under this Guarantee or by reason of any amount being payable, or liability arising, under this Guarantee: (a) to be indemnified by Charterer; (b) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of Owner under the Charter or of any other guarantee or security taken pursuant to, or in connection with, the Charter; (c) to bring legal or other proceedings for an order requiring Charterer to make any payment, or perform any obligation under the Charter, in respect of which Guarantor has given a guarantee, undertaking or indemnity under this Guarantee; (d) to exercise any right of set-off against Charterer in relation to this Guarantee or the Charter; and/or (e) to claim or prove as a creditor of Charterer in relation to this Guarantee or the Charter in competition with Owner.

10. Guarantor undertakes to Owner that it has not taken and will not take any security from Charterer in respect of Guarantor’s obligations under this Guarantee. In the event Guarantor receives any sums from Charterer in respect of any payment of Guarantor hereunder, Guarantor shall hold such monies on trust for Owner so long as any sums are payable (contingently or otherwise) under this Guarantee in relation to the Charter, or (if earlier) until the end of the Guarantee Period. 11. The Guarantor represents and warrants to Owner on the date of this Guarantee, and solely with respect to subclauses (a), (b), (e), (g) and (h) below on each Day that any of the Guaranteed Obligations are outstanding, that: (a) it is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation and has taken all necessary corporate action to authorise the execution, delivery and performance of this Guarantee; (b) the obligations expressed to be assumed by it in this Guarantee are its legal, valid, binding and enforceable obligations, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject to equitable principles of general application); (c) the execution and delivery of this Guarantee does not conflict with any law or regulation applicable to it, or any provision of its constitutional documents, and all governmental or other consents required for such execution and delivery are in full force and effect; (d) the execution and delivery of this Guarantee will not cause it to be in breach of or default of any agreement binding on it or any of its assets; (e) none of its obligations under this Guarantee are secured by, and the execution, delivery and performance of this Guarantee will not oblige it to create, any charge, pledge, lien or other encumbrance over any if its present or future revenues or assets; (f) under the law of its jurisdiction of incorporation it is not necessary that this Guarantee be filed, recorded or enrolled with any court or other authority in its jurisdiction of incorporation or that any stamp, registration or similar tax be paid on or in relation to this Guarantee; (g) its obligations under this Guarantee rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying generally to companies incorporated in its jurisdiction of incorporation;

(h) except as disclosed in its publicly available securities filings, there is not pending or, to its knowledge, threatened against it any action, suit or legal proceeding before any court, tribunal, governmental body, agency or official anywhere which, if adversely determined, is likely to affect the legality, validity or enforceability of this Guarantee or its ability to perform its obligations under this Guarantee in any material respect; (i) no corporate action, legal proceeding or other procedure or step relating to the suspension of payments, moratorium of any indebtedness, winding up, dissolution, administration or reorganisation, composition, compromise, assignment or arrangement with any creditor or any analogous procedure or step has been taken in respect of it in any jurisdiction which is likely to affect its ability to perform its obligations under this Guarantee in any material respect; (j) no liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer has been appointed in any jurisdiction in respect of it or any of its assets which is likely to affect its ability to perform its obligations under this Guarantee in any material respect; and (k) no expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any of its assets which is likely to affect its ability to perform its obligations under this Guarantee in any material respect. 12. All sums due and payable under this Guarantee shall be paid in full without set-off or counterclaim and free and clear of and without deduction of or withholding for or on account of any present or future taxes, duties and/or other charges. 13. If any provision of this Guarantee is held invalid or unenforceable for any reason by any court of competent jurisdiction, such provision shall be severed and the remainder of the provisions hereof shall continue in full force and effect as if this Guarantee had been executed with the invalid, illegal or unenforceable provision eliminated. 14. The obligations of the Guarantor under this Guarantee will not be affected by an act, omission, matter or thing which but for this clause 14, would reduce, release or prejudice any of its obligations under this Guarantee (without limitation and whether or not known to it) including: (a) any time, waiver or consent granted to, or composition with, Charterer or other person;

(b) the release of Charterer or any other person under the terms of any composition or arrangement with any creditor; (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, Charterer or other person or any non presentation or non observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security; (d) any amendment, novation, supplement, extension restatement (however fundamental and whether or not more onerous) or replacement of the Charter or any other document or security including, without limitation, any change in the purpose of, any extension of any document or security; (e) any unenforceability, illegality or invalidity of any obligation of any person under the Charter or any other document or security; or (f) any insolvency or similar proceedings of Charterer. 15. Without prejudice to the generality of clause 16, the Guarantor expressly confirms that it intends that this Guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to the Charter and any fees, costs and/or expenses associated with any of the foregoing; provided that for the avoidance of doubt, in no case shall Owner be entitled to claim for (and the aggregate liability of the Guarantor and maximum aggregate amount of funds that may be paid by Guarantor under this Guarantee shall not exceed) the Maximum Guaranteed Amount. 16. Notwithstanding anything to the contrary in this or any other agreement or applicable law, but without limiting Clause 1(c), Guarantor shall not by virtue of this Guarantee incur any greater obligation or liability to Owner than, pro rata to its Ownership Percentage, that of Charterer under the Charter pursuant to or arising from the Charter or otherwise and the Guarantor shall have the full benefit of all defences, setoffs, counterclaims, reductions or limitations available to Charterer pursuant to or arising from the Charter. 17. Subject to clause 3, the Guarantor waives any right it may have of first requiring Owner or agent on its behalf to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Guarantee. This waiver applies irrespective of any law or any provision of the Charter to the contrary.

18. This Guarantee and any non-contractual obligations arising out of or in connection with it are governed and construed in accordance with the laws of England and Wales, without giving effect to any choice or conflict of law provision or rule (whether under English law or any other law) that would result in the application of the laws of any jurisdiction other than England and Wales. 19. Any dispute, controversy or claim arising out of or in connection with this Guarantee or its formation, including any non-contractual disputes (a “Dispute”) shall be submitted to the International Chamber of Commerce (“ICC”) and conducted in accordance with its Arbitration Rules (the “ICC Rules”) in existence at the time of the arbitration. Clauses 25.2 (Rules) to 25.19 (Confidentiality) of the Charter shall apply to this Guarantee as if set out in full in this deed, mutatis mutandis. 20. Unless notified otherwise, all demands and notices shall be addressed to the Parties as follows: (a) Guarantor: Address: [  ] Attention: [  ] (b) Owner: [Golar Hilli Corporation] c/o Golar Management Ltd, 6th Floor, The Zig Zag, 70 Victoria Street, London, SW1E 6SQ, United Kingdom Attention: Chief Financial Officer Email: notices@golar.com 21. This Guarantee is binding upon Guarantor, its successors and permitted assigns and shall be enforceable by Owner, its successors and permitted assigns. 22. This Guarantee may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Guarantee. 23. The Contracts (Rights of Third Parties) Act 1999 (the “Contracts Act”) shall not apply to this Guarantee and no rights or benefits expressly or impliedly conferred by this Guarantee shall be enforceable under the Contracts Act against the parties to this Guarantee by any other person.

24. Owner may not assign or transfer its rights and obligations under this Guarantee without the consent of the Guarantor, other than by an assignment by way of security to the lenders (or any agent or trustee on their behalf) providing credit or financing to Owner in connection with the Charter. Owner shall promptly provide notice to Guarantor of any such assignment by way of security. 25. Without prejudice to any change in the Ownership Percentage of Guarantor or Guarantor’s Affiliate, as applicable, and the corresponding change in the Maximum Guaranteed Amount, from time to time, no variation or amendment of this Guarantee shall be valid unless it is in writing and duly executed by or on behalf of all of the parties to this Guarantee. Unless expressly agreed, no variation or amendment shall constitute a general waiver of any provision of this Guarantee, nor shall it affect any rights or obligations under or pursuant to this Guarantee which have already accrued up to the date of variation or amendment and the rights and obligations under or pursuant to this Guarantee shall remain in full force and effect except and only to the extent that they are varied or amended.

EXHIBIT G AUTHORIZATIONS I. 1. Environmental: a. Environmental Impact Statement (“Declaración de Impacto Ambiental”) to be granted by Province of Rio Negro’s Secretariat of Environment and Climate Change. b. Registration with the Provincial Registry of Special Wastes (Rio Negro’s Law 3,250). c. Water use permit, to be granted by Province of Rio Negro (Water Code). 2. LNG export permit(s) to be granted by Federal Secretariat of Energy. 3. Customs Authorization in respect of the FLNG Vessel importation into Argentina or the applicable procedure resulting from the creation of a sub Tax-free zone nearby San Antonio Este, Province of Rio Negro, as the case may be. 4. Declaration of work to be filed with the National Agency of Ports and Navigation (Agencia Nacional de Puertos y Navegación). 5. Transportation Authorization on the terrestrial and undersea Gas pipelines starting from the interconnection of the onshore pipeline to the trunk pipeline or another Gas transmission pipeline to the flange of the manifold of the FLNG Vessel, to be granted by the Federal Secretariat of Energy, pursuant to Article 3, Act N° 26,197. 6. Mooring permit to be granted by Argentine Coast Guard (Prefectura Naval Argentina). 7. Contingency plan for the ports operating hydrocarbons and other dangerous substances to be filed with the Argentine Coast Guard (Prefectura Naval Argentina). PLANACON. (Maritime Order No 8/98). 8. Any other Authorization required or necessary from Charterer by the national, provincial or municipal governments for the development, commissioning and operation of the Project.

May 1st, 2025 Golar Hilli Corporation c/o Golar Management Ltd 6th Floor, The Zig Zag, 70 Victoria Street SW1E 6SQ United Kingdom Attention: Chief Financial Officer Email: notices@golar.com Ref.: Seventh Addendum to Offer BBCA 1/2024 Dear Sirs, Southern Energy S.A. hereby accepts your Offer Seventh Addendum to Offer BBCA 1/2024, dated as of May 1st, 2025. Sincerely, Southern Energy S.A. /s/ Rodolfo Heriberto Freyre Name: Rodolfo Heriberto Freyre Title: Chairman of the Board of Directors